SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CALIFORNIA BANCORP

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CALIFORNIA BANCORP

July 1, 2020

Dear Fellow Shareholder:

The Board of Directors would like to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of California BanCorp (the “Company” or “we”). The Annual Meeting will be held on Thursday, August 6, 2020, at 10:00 a.m., Pacific Time, at the Company’s offices at 1300 Clay Street, Suite 500, Oakland, California 94612. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted on at the Annual Meeting.

The safety of our employees, customers, communities and shareholders is our first priority. As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting could be postponed or moved to another location. At this time, we expect the Annual Meeting to occur as planned and will take necessary precautions to protect the health and safety of those who attend. If we change the date, time or location of the Annual Meeting, we will announce the decision to do so in advance and post details on our website at www.californiabankofcommerce.com.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You will be able to vote your shares over the Internet, by telephone or by completing a proxy card or voting instruction form and returning it by mail. Please review the instructions with respect to your voting options described in the accompanying Proxy Statement.

Voting by Internet, telephone or mail will not prevent you from voting in person if you choose to attend the Annual Meeting.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,

Stephen A. Cortese	Steven E. Shelton
Chairman of the Board	President and Chief Executive Officer

1300 Clay Street, Suite 500, Oakland, California 94612 – (510) 457-3737

CALIFORNIA BANCORP

1300 Clay Street, Suite 500

Oakland, California 94612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 6, 2020

NOTICE TO THE SHAREHOLDERS OF CALIFORNIA BANCORP:

The 2020 Annual Meeting of Shareholders of California BanCorp (the “Company” or “our”) will be held at the Company’s offices at 1300 Clay Street, Suite 500, Oakland, CA 94612 on Thursday, August 6, 2020, at 10:00 a.m., Pacific Time, for the following purposes:

1.

Election of Directors. To elect each of the following ten nominees to serve as the Company’s directors until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified:

Andrew J. Armanino	Wayne S. Doiguchi	Frank L. Muller
Stephen A. Cortese	Donald J. Kintzer	Steven E. Shelton
Kevin J. Cullen	Rochelle G. Klein	Edmond E. Traille
Stephen R. Dathe

2.	Ratification of the Appointment of Independent Public Accounting Firm. To ratify the appointment of Crowe LLP as our independent public accounting firm for the fiscal year ending December 31, 2020.

3.

Approval of Amendment and Restatement of 2017 Equity Incentive Plan. To approve an amendment and restatement of our 2017 Equity Incentive Plan that will, among other things, increase the number of shares issuable under the plan by 500,000 shares.

4.	Other Business. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of all 10 nominees named above to our Board of Directors, “FOR” ratification of the appointment of Crowe LLP as our independent public accounting firm for the fiscal year ending December 31, 2020, and “FOR” approval of the amendment and restatement of our 2017 Equity Incentive Plan.

Only shareholders of record at the close of business on June 17, 2020 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders

to be held on August 6, 2020.

This Proxy Statement and the Company’s 2019 Annual Report are available online at

www.edocumentview.com/CALB

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the Annual Meeting in person, please submit your proxy promptly by mail, telephone or the Internet, all as described in more detail in the Proxy Statement.

By order of the Board of Directors

July 1, 2020

Stephen A. Cortese
Chairman of the Board

CALIFORNIA BANCORP

1300 Clay Street, Suite 500

Oakland, California 94612

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 10:00 a.m., Pacific Time, Thursday, August 6, 2020

INTRODUCTION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of California BanCorp, a California corporation, for use at the 2020 Annual Meeting of Shareholders, which will be held on Thursday, August 6, 2020, at 10:00 a.m., Pacific Time, at the Company’s offices at 1300 Clay Street, Suite 500, Oakland, California 94612, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about July 1, 2020.

The safety of our employees, customers, communities and shareholders is our first priority. As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the Annual Meeting could be postponed or moved to another location. At this time, we expect the Annual Meeting to occur as planned and will take necessary precautions to protect the health and safety of those who attend. If we change the date, time or location of the Annual Meeting, we will announce the decision to do so in advance and post details on our website at www.californiabankofcommerce.com. The proxies that we are soliciting authorize the proxy holders to vote your shares in accordance with your instructions at any adjournment, postponement or relocation of the Annual Meeting.

As a matter of convenience, in this Proxy Statement we refer to California BanCorp as the “Company” or “we,” “us” or “our” and our 2020 Annual Meeting of Shareholders and any adjournments or postponement as the “Annual Meeting” or the “Meeting”.

The proxy materials for the Annual Meeting, including this Proxy Statement and our Annual Report to Shareholders on Form 10-K for the year ended December 31, 2019 (“2019 Annual Report”), will also be available to our shareholders on the Internet at www.edocumentview.com/CALB, beginning on or about July 1, 2020.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Some shareholders may have their shares registered in different names or hold shares in different capacities. For example, a shareholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.

Who May Vote?

If you were a holder of shares of our common stock on the records of the Company at the close of business on June 17, 2020 (the “Record Date”), you are entitled to notice of and may vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting.

Notwithstanding the foregoing, if any shareholder in attendance at the Annual Meeting gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at this Annual Meeting will be ten), multiplied by the number of shares that the shareholder is entitled to vote at the Annual Meeting. The shareholder may cast all of those votes for a single nominee or distribute them among any number or all of the nominees in such proportions as the shareholder may choose.

On the Record Date, 8,133,457 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

How Do I Vote?

Voting in Person. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., at the close of business on the Record Date, you are considered the shareholder of record with respect to those shares and you have the right to vote your shares in person at the Annual Meeting. If your shares are held through a broker, bank or other nominee (that is, in “street name”) at the close of business on the Record Date, you are considered the “beneficial owner” of those shares and you may vote your shares in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares in person at the Annual Meeting.

Voting by Proxy for Shares Held by a Shareholder of Record. If you are a shareholder of record, you may direct how your shares are voted without attending the Annual Meeting in one of the following ways:

•

Voting by Telephone. You may vote by calling the toll-free telephone number and following the instructions printed on your proxy card. The deadline for voting by telephone is August 6, 2020, at 1:00 A.M., Pacific Time. If you vote by telephone, you do not need to return your proxy card.

•

Voting on the Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card. The deadline for voting on the Internet is August 6, 2020, at 1:00 A.M., Pacific Time. If you vote on the Internet, you do not need to return your proxy card.

•

Voting by Mail. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received before the Annual Meeting. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy by telephone, Internet or mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you do attend and vote your shares in person at the Annual Meeting, after having voted by any of the methods described above, only your last vote will be counted.

Voting by Proxy for Shares Held In Street Name. If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting.

How Will The Board Vote My Proxy?

If you grant us your proxy to vote your shares (whether by telephone or over the Internet or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you grant us your proxy without providing any specific direction as to how your shares should be voted, your shares will be voted: “FOR” all of the 10 director nominees named in the Notice of Annual Meeting for election to the Board of Directors (Proposal No. 1), “FOR” ratification of the appointment of Crowe LLP as our independent public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 2), and “FOR” approval of the amendment and restatement of our 2017 Equity Incentive Plan (Proposal No. 3).

If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. Such persons also have discretionary authority to vote to adjourn the Annual Meeting, including for soliciting proxies to vote in accordance with the recommendations of the Board of Directors on any of the above items. However, if your shares are held in a brokerage account, please read the information below under the caption “Voting Shares Held by Brokers, Banks and Other Nominees” regarding how your shares may be voted.

Voting Shares Held by Brokers, Banks and Other Nominees

We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker, bank or other nominee holder. If, however, you want to vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker, bank or other nominee holder and bring it with you to the Annual Meeting. If you fail to provide voting instructions to, or you attend the Annual Meeting and do not obtain a legal proxy or broker’s proxy from, your broker, bank or other nominee, your shares will not be voted, except as provided below with respect to certain “routine” matters.

Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer may generally vote your shares in its discretion on “routine” proposals, but does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with your voting instructions. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf. If your broker does not receive voting instructions from you, but chooses to vote your shares on a routine matter, then your shares will be deemed to be present by proxy and will count toward a quorum at the Annual Meeting, but will not be counted as having been voted on, and as a result will be deemed to constitute “broker non-votes” with respect to, non-routine proposals.

Vote Required

Quorum Requirement. Our Bylaws require that a quorum (that is, the holders of a majority of all of the shares entitled to vote at the Annual Meeting) be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

Proposal No. 1 (Election of Directors). The 10 nominees for election to the Board who receive the highest number of votes cast will be elected. As a result, shares voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election. However, shares voted “Withhold” and broker non-votes will be considered present at the Annual Meeting for purposes of determining whether a quorum is present.

Proposal No. 2 (Ratification of the Appointment of Independent Public Accountants). The approval of this proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting, provided that such shares also constitute at least a majority of the required quorum. Abstentions and broker non-votes are not counted in determining whether the affirmative votes constitute a majority of the shares present or represented and voting at the Annual Meeting for this proposal but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

Proposal No. 3 (Approval of Amendment and Restatement of 2017 Equity Incentive Plan). The approval of this proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting, provided that such shares also constitute at least a majority of the required quorum. Abstentions and broker non-votes are not counted in determining whether the affirmative votes constitute a majority of the shares present or represented and voting at the Annual Meeting for this proposal but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

How You Can Revoke Your Proxy or Voting Instructions and Change Your Vote

If you are the record owner of your shares, you may revoke any proxy you may have submitted over the Internet or by telephone or any proxy you may have returned by mail, at any time before your proxy has been voted, by taking one of the following actions:

•	attending the Annual Meeting and voting in person;

•	completing, signing and submitting a signed proxy card bearing a later date than the date of your earlier vote or proxy; or

•

sending a written revocation of your proxy to the Company’s Corporate Secretary at 1300 Clay Street, Suite 500, Oakland, California 94612. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences. If, after revoking your proxy in this manner, you want to vote your shares, you may do so only by one of the methods set forth above, and not over the Internet or by phone.

However, if your shares are held by a broker, bank or other nominee holder, you will need to contact your broker, bank or the nominee holder if you wish to change or revoke any voting instructions that you previously gave to your broker, bank or other nominee holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is certain information, as of June 17, 2020 (except where another date is indicated), regarding the shares of our common stock that were owned, beneficially by (i) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of any class of our voting securities; (ii) each of our current directors and each nominee standing for election to our Board of Directors at the Annual Meeting; (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, we believe that the shareholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

As of June 17, 2020, 8,133,457 shares of our common stock were outstanding.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o California BanCorp, 1300 Clay Street, Suite 500, Oakland, California 94612.

Name of Beneficial Owner(1)	Common Stock	Exercisable Options and Vesting RSUs(2)	Shares Beneficially Owned(3)	Percent of Class(3)
Directors:
Andrew J. Armanino	107,135	—	107,135	1.32
Stephen A. Cortese	191,351	2,520	193,871	2.38
Kevin J. Cullen	34,371	2,100	36,471	0.45
Stephen R. Dathe	41,743	2,100	43,843	0.54
Wayne S. Doiguchi	24,924	—	24,924	0.31
Donald J. Kintzer	28,465	—	28,465	0.35
Rochelle G. Klein	123,428	2,100	125,528	1.54
Frank L. Muller	—	—	—	—
Steven E. Shelton	38,412	21,482	59,894	0.74
Edmond E. Traille	43,581	—	43,581	0.54
Executive Officers other than Directors:
Tom M. Dorrance	11,743	14,128	25,871	0.32
Vivian Mui	1,143	1,224	2,367	0.03
Scott Myers	—	6,302	6,302	0.08
Thomas A. Sa	—	—	—	—
Michelle Wirfel	12,799	20,341	33,140	0.41
Directors and Executive Officers as a Group (15 in Number)	659,095	72,297	731,392	8.99

(1)	The address for all executives and directors is c/o California BanCorp, 1300 Clay Street, Suite 500, Oakland California 94612.
(2)	Reflects shares that that may be acquired upon the exercise of stock option or the vesting of restricted stock units within 60 days of June 17, 2020.
(3)

Includes beneficially owned shares plus options currently exercisable or exercisable within 60 days of the June 17, 2020. Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, shareholders will elect 10 directors to serve until our next annual meeting of shareholders. Our Bylaws provide that the authorized number of directors shall not be less than nine nor more than 17 with the exact number of directors, within that range, to be fixed from time to time by resolution of the Board of Directors or our shareholders. The authorized number of directors is currently fixed at 10.

Vote Required and Recommendation of the Board of Directors

Under California law and our Bylaws, the ten nominees receiving the highest number of votes entitled to be cast in the election of directors will be elected to serve as directors of the Company. As a result, any shares that are voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election.

Unless otherwise instructed, the persons who are named as the proxy holders on the enclosed proxy card intend to vote the proxies received by them for the election of all ten of the nominees. If, prior to the Annual Meeting, any of the nominees becomes unable or unwilling for good cause to serve as a director, the proxy holders will vote the proxies received by them for the election of any substitute nominee selected by the Board of Directors. The Company has no reason to believe that any of the nominees will become unable or unwilling to serve. In addition, if any shareholder gives notice at the Annual Meeting, prior to voting, of his or her intention to cumulate votes in the election of directors, the proxy holders will have the discretion to allocate and cast the votes represented by each of the proxies they hold among the above named nominees for whom authority to vote has not been withheld, in such proportions as the proxy holders deem appropriate in order to elect as many of the nominees named above as is possible.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE TEN NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD OF DIRECTORS

Nominees

Our Board of Directors has nominated the 10 individuals named below for election to the Board for a term of one year ending at the 2021 Annual Meeting of Shareholders and until their respective successors are elected and qualify to serve. Each of the 10 nominees named below was nominated by the Board of Directors, upon recommendation of the Nominating and Governance Committee. Each nominee is currently a director of the Company as well as director of the Company’s subsidiary, California Bank of Commerce (the “Bank”), and has consented to serve as a director, if elected at the upcoming Annual Meeting. The following table also indicates each director’s age and the year in which he or she began serving as a director of the Company (or the Bank, if prior to the holding company reorganization on June 30, 2017).

Name	Age	Position	Director Since
Andrew J. Armanino	55	Director	2013
Stephen A. Cortese	59	Chairman of the Board	2007
Kevin J. Cullen	53	Director	2007
Stephen R. Dathe	58	Director	2007
Wayne S. Doiguchi	70	Director	2016
Donald J. Kintzer	72	Director	2013
Rochelle G. Klein	58	Director	2007
Frank L. Muller	64	Director	2020
Steven E. Shelton	59	Director, President and Chief Executive Officer	2018
Edmond E. Traille	72	Director	2007

No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

Set forth below is information relating to the principal occupations, recent business experience and qualifications of each of our current directors and the nominees selected by the Board of Directors for election to the Company’s Board of Directors at the Annual Meeting. None of our directors has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any director.

Andrew J. Armanino. Mr. Armanino was the managing Partner and Chief Executive Officer of Armanino LLP, a public accounting firm, from 2005 to 2018, at which time he retired and is no longer affiliated with the firm. He is a board member of Moore Stephens International Limited, an accounting and business advisory network of independent accounting firms, and serves as chairman of its subsidiary, Moore Stephens North America. He is also a board member of the Armanino Foundation, a community service organization, and Intersect Capital, a registered investment advisor. Mr. Armanino’s significant accounting experience provides in-depth knowledge of generally accepted accounting principles and auditing standards to the Board. With years of providing services to small and medium-sized businesses, he brings valuable insights to the Board regarding these businesses, which are similar to the Bank’s business customers.

Stephen A. Cortese. Mr. Cortese has worked in commercial real estate development and management since 1987. He is the general partner of Cortese Real Property, LP, a commercial real estate development and management firm, since 2003. Mr. Cortese has significant experience in real estate management, investment and construction, particularly in the greater San Francisco Bay Area, enabling him to bring valuable insights regarding these matters to our Board.

Kevin J. Cullen. Mr. Cullen is the Chief Financial Officer and co-owner of Olson & Company Steel, Inc., a construction company, a position he has held since 2013. He is also a director of Steel Bar Fresno and California Steel Captive. He previously served as Chief Financial Officer of Guarantee Glass, Inc., a general contractor, from 2008 to 2012, and as Chief Financial Officer and a co-owner of MDC Vacuum, a manufacturing company, from 1998 to 2008. Mr. Cullen’s business experience, including as the owner of and Chief Financial Officer for construction and manufacturing companies, enables him to bring valuable insights to the Board regarding these small to medium sized construction and industrial businesses, which are similar to the Bank’s customers.

Stephen R. Dathe. Mr. Dathe has been the Vice President and General Manager of A&B Die Casting Company since 2003 and the President and majority shareholder of Benda Tool and Model Works, Inc. since 1988. Mr. Dathe’s significant experience as an executive of manufacturing companies, enables him to bring valuable insights to the Board regarding small to medium-sized industrial businesses, which are the Bank’s predominant commercial customers.

Wayne S. Doiguchi. Mr. Doiguchi served as Chairman and Chief Executive Officer of Pan Pacific Bank from 2010 until its merger with California Bank of Commerce in 2016. In addition to his duties as a director of Bancorp, Mr. Doiguichi provides business and customer development services to California Bank of Commerce. Mr. Doiguchi has over 40 years as an executive in the financial services industry. He is a member of the Chamber of Commerce and Rotary Club in his community as well as a volunteer for many social welfare and small business causes. Mr. Doiguchi’s extended career in banking and deep banking industry and bank regulatory experience are important attributes that support our Board. Mr. Doiguchi also supports the Bank’s business development efforts, particularly in the San Francisco Bay Area markets formerly served by Pan Pacific Bank.

Donald J. Kintzer. Mr. Kintzer is a retired partner of PricewaterhouseCoopers. He was admitted to the partnership of PricewaterhouseCoopers in 1988 and served in various roles and locations during his over 31-year career with the firm until his retirement in 2008. Mr. Kintzer has been a member of the board of directors of GasLog Ltd (NYSE:GLOG) since 2014 where he has served on the audit & risk committee since November 2014 and has chaired its Audit & Risk Committee since March 2015. He was a member of the board of directors of GasLog Partners LP (NYSE:GLOP) from 2014 to 2015 and chaired its audit committee from May 2014 until March 2015. Mr. Kintzer is a member of the board of governors of Lawrence Livermore National Security, LLC and until November 2018, was a member of the board of governors of Los Alamos National Security, LLC. Mr. Kintzer brings in-depth knowledge of generally accepted accounting principles, auditing standards and corporate governance matters to our Board.

Rochelle G. Klein. Mrs. Klein is a private investor and consultant. She was an Advisory Director of Ocean Gate Capital Management, an investment management firm, from 2006 to 2009. She served as a Vice President in the Fixed Income Currency and Commodities Division at Goldman Sachs from 1987 to 2002. Mrs. Klein is an active member of several philanthropic boards and foundations, including the University of California at Davis Foundation, where she serves as trustee and a member of the Finance and Investment Committee; Guideposts Foundation, where she is a Founding Foundation Board Member and a member of the National Advisory Cabinet; The Stanford University Athletic Board, where she serves as a Regional Chair; and St. Stephen’s Episcopal Church, where she is a former Senior Warden (Board Chair), and currently serves as Chair of the Investment Committee and member of the Outreach Committee. Ms. Klein’s years of experience in the finance industry brings valuable industry, leadership and management experience to our Board. She also contributes valuable insights from our communities as a result of her involvement in local community organizations.

Frank L. Muller. Mr. Muller is the owner of M Three Ranches, LLC in Woodland, California, a farming and farming consulting business, since January 2020. He was the previously co-owner, President and Chief Financial Officer of Muller Ranch, LLC, a farming and farming consulting business, from 1979 to December 2019. Mr. Muller has served on the board of directors for Pacific Coast Producer, an agricultural canning and packaging cooperative, since 1990, including as chairman for the past 15 years. He previously served on the board of directors for the California Department of Food and Agriculture during 2018 and 2019 and, previously, the board of directors of the Federal Crop Insurance Corporation. Mr. Muller’s in familiarity with the Northern Central Valley region of California and the agricultural industry bring valuable insights to our Board as we expand our presence throughout Northern California.

Steven E. Shelton. Mr. Shelton has served as President and Chief Executive Officer of the Company and the Bank since May 2018. Previously he served as Executive Vice President of California Bank of Commerce since its organization in 2007. Prior thereto, Mr. Shelton served for 13 years in various executive management positions with CivicBank of Commerce in Oakland, California, most recently as its president. Mr. Shelton brings extensive leadership and banking experience to our Board. His extended career in banking as well as his broad and deep banking industry and bank regulatory experience are important attributes that support our Board. In addition, the Board values Mr. Shelton’s in-depth knowledge of the Company through his position as our President and Chief Executive Officer, including with respect to its operations, strategy, financial condition and competitive position.

Edmond E. Traille. Retired since 2016, Mr. Traille is a business consultant. He is the founder of GALLINA LLP, a public accounting firm, and served as its Chief Executive Officer from 1972 to 2016. He has over 45 years of experience providing services to small and medium-sized business clients primarily within the real estate, construction and equipment rental industries. Mr. Traille holds a BBA degree in accounting from the University of Notre Dame. He is a licensed certified public accountant in California. Mr. Traille’s significant accounting experience provides in-depth knowledge of generally accepted accounting principles and auditing standards to the Board. With years of providing services to small and medium-sized business, he brings valuable insights to the Board regarding these businesses, which are similar to the Bank’s business customers.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with our Bylaws and California law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board also are members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.

During 2019, our Board of Directors held a total of 11 meetings and each director attended at least 75% of the total number of those meetings and the meetings of the Board committees on which they served during their term of office as a director in 2019. We encourage our directors to attend our annual meeting of shareholders. All of our then-current directors attended our 2019 Annual Meeting of Shareholders.

Corporate Governance Principles and Board Matters

Our Board believes that sound governance policies and practices provide an important framework to assist it in fulfilling its duties to our shareholders. Our Board has adopted a number of policies and practices under which it has operated for some time with concepts based on the suggestions of various authorities in corporate governance and the requirements under applicable Nasdaq rules. Our Board members believe these policies and practices are essential to the performance of the Board’s oversight responsibilities and the maintenance of the Company’s integrity in the marketplace. The policies and practices include, among others, the following:

Code of Business and Ethical Conduct. We have adopted a Code of Business and Ethical Conduct for our directors, officers and employees and a Code of Conduct for the Chief Executive Officer and Other Senior Financial Officers (“Code of Conduct”) that contains specific ethical policies and principles that apply to our principal executive officer, principal financial officer, principal accounting officer and other key accounting and financial personnel. The Code of Conduct constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” for purposes of satisfying Nasdaq’s listing standards.

The Code of Conduct is available in the Investor Relations section of our website at www.californiabankofcommerce.com. To the extent required by applicable SEC rules, Nasdaq’s listing standards or our Code of Conduct, we will disclose any waivers of the requirements of our Code of Conduct that may be granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions on our website.

Related Party Transaction Policy. Our Board has adopted a Related Party Transaction Policy, which provides that subject to certain limited exceptions, the Company will not enter into or consummate a related party transaction that is determined by the Nominating and Corporate Governance Committee to be materially less favorable from a financial standpoint to the Company than similar transactions between the Company and unaffiliated third parties. A “related party transaction” is a transaction between the Company or any of its subsidiaries and any executive officer, director or owner of more than 10% of the outstanding shares of the Company’s common stock or persons related to them. Our Related Party Transaction Policy is described more detail below under the heading “Policies and Procedures for Approval of Related Person Transactions.”

Board Leadership Structure. The Chairman of our Board is Stephen A. Cortese. Our Board has separated the positions of Chairman and Chief Executive Officer since our inception because our Board believes that doing so provides the appropriate leadership structure for us at this time, particularly because the separation of those two positions enables our Chief Executive Officer to focus on the management of our business and the development and implementation of strategic initiatives, while the Chairman leads our Board in the performance of its management oversight and other responsibilities.

Director Independence. Our Board has adopted corporate governance guidelines and principles requiring, among other things, that a majority of the Board be composed of directors meeting the requirements for independence established by Nasdaq’s listing standards and applicable SEC rules. Our corporate governance guidelines and principles require that our Board evaluate the independence of its directors at least annually. Based on its most recent evaluation, our Board has concluded that each of our directors, other than Mr. Shelton and Mr. Cortese, meets the independence requirements of the Nasdaq listing standards and applicable SEC rules. Mr. Shelton, the Company’s President and Chief Executive Officer is not considered to be independent because he is an executive officer of the Company and the Bank. Mr. Cortese is not considered to be independent because he owns an entity that leases real property to the Bank as described below under the heading “Policies and Procedures for Approval of Related Person Transactions.” The Board has also concluded that each member of our Audit Committee, our

Compensation Committee, and our Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards and SEC rules that apply to each of those committees. In making such determination, the Board considered the relationships that each director has with the Company and all other facts and circumstances that the Board deemed relevant in determining director independence, including the beneficial ownership of our capital stock by each director.

Committees of our Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of those committees, and copies of those charters are available on the Investor Relations section of our website at www.californiabankofcommerce.com. In addition, from time to time, our Board may establish special committees to address specific issues when necessary.

The Audit Committee. Our Board has established a standing Audit Committee, the current members of which are Edmond E. Traille, its chairman, Rochelle G. Klein and Donald J. Kintzer. Our Board also has determined that each of its members meet the definition of “audit committee financial expert” adopted by the SEC and satisfy the financial sophistication requirements of applicable rules of The Nasdaq Stock Market.

The Audit Committee’s responsibilities include:

•

overseeing the integrity of our financial statements and those of our subsidiaries, including the financial reporting processes and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•	overseeing the independence, qualifications and performance of our independent auditors and internal audit function;

•	monitoring the open communication among the independent auditor, management, the internal audit function and the board;

•	overseeing our significant risk management activities, including our policies regarding cybersecurity and compliance with laws and regulations regarding cybersecurity and protection of customer data;

•	at least annually reviewing and recommending to Board for approval our cybersecurity and other significant risk management policy management policies;

•	reviewing reports from management concerning our cybersecurity and other significant risk management activities;

•	reviewing and assessing the adequacy of its formal written charter on an annual basis; and

•	overseeing such other matters that may be specifically delegated to the Audit Committee by the Board.

The Audit Committee met nine times during 2019.

The Compensation Committee. The Board has established a standing Compensation Committee that is currently comprised of Stephen R. Dathe, its chairman, Andrew J. Armanino, Kevin J. Cullen and Edmond E. Traille.

The Compensation Committee’s responsibilities include:

•	reviewing and approving the compensation plans, policies and programs for our Chief Executive Officer and other senior officers;

•

developing, reviewing and making recommendations to the Board with respect to the adoption or revision of cash and equity incentive plans, approving individual grants or awards thereunder and reporting to the Board regarding the terms of such individual grants or awards;

•

reviewing and discussing with our management the narrative discussion and tables regarding executive officer and director compensation to be included in the our annual proxy statement, in accordance with applicable laws, rules and regulations;

•	producing and approving an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with applicable laws, rules and regulations;

•	making recommendations to our Board regarding the type and amount of compensation be paid or awarded to members of our Board;

•	annually reviewing and assessing the adequacy of its formal written charter; and

•	overseeing any other matters that may be specifically delegated to the Compensation Committee by our Board.

The Compensation Committee met five times during 2019.

The Nominating and Corporate Governance Committee. Our Board has established a standing Nominating and Corporate Governance Committee, the current members of which are Wayne S. Doiguchi, its chairman, and Andrew J. Armanino.

The Nominating and Corporate Governance Committee’s responsibilities include:

•

developing and recommending policies to our Board regarding the director nomination process, including establishing a policy with regard to consideration of director candidates recommended by directors, employees, shareholders and others or to fill director vacancies, in accordance with our bylaws;

•	identifying and making recommendations to the Board specific candidates for election as directors;

•	recommending to the Board specific selection qualifications and criteria for Board membership;

•	evaluating the independence of the directors and making recommendations to the Board with respect to the directors to be appointed to serve on each committee of the Board;

•

developing and recommending, for the Board’s approval, corporate governance principles and policies, and codes of conduct for the our executive officers, employees and directors as the committee determines from time to time to be appropriate, in accordance with applicable laws, rules and regulations;

•	leading the Board in its annual review of the performance of the Board and its committees, as applicable;

•	annually reviewing and assessing the adequacy of its formal written charter; and

•	overseeing any other matters that may be specifically delegated to the Nominating and Corporate Governance Committee by our Board.

The Nominating and Corporate Governance Committee had one meeting in 2019.

The Board’s Role in Risk Oversight

The Board’s responsibilities in overseeing our management and business include oversight of the Company’s key risk and management processes and controls. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

The risk of incurring losses on the loans is an inherent feature of the banking business and, if not effectively managed, such risks can materially affect our results of operations. Accordingly, the Board, as a whole, exercises oversight responsibility over the processes that our management employs to manage this risk. The Board fulfills that oversight responsibility by:

•	monitoring trends in our loan portfolio and allowance for loan losses;

•	establishing internal limits related to our lending exposure and reviewing and determining whether or not to approve loans in amounts exceeding established limits;

•

reviewing and discussing, at least quarterly and more frequently as the Board deems necessary, reports from the Bank’s chief credit officer relating to such matters as (i) risks in our loan portfolio, (ii) economic conditions or trends that could reasonably be expected to affect (positively or negatively) the performance of the loan portfolio or require increases in the allowance for loan losses and (iii) specific loans that have been classified as “special mention,” “substandard” or “doubtful” and, therefore, require increased attention from management;

•	reviewing, at least quarterly, management’s determinations with respect to the adequacy of, and any provisions required to be made to replenish or increase, the allowance for loan losses;

•	reviewing management reports regarding collection efforts with respect to nonperforming loans; and

•	authorizing the retention of, and reviewing the reports of, external loan review consultants with respect to the risks in and the quality of the loan portfolio.

Although risk oversight permeates many elements of the work of the full Board and its committees, the Audit Committee is responsible for overseeing any other significant risk management processes. The Audit Committee oversees these risk management processes, periodically reporting its finds and making it policy and other recommendations to the full Board.

Audit Committee Oversight Responsibilities. The Audit Committee’s responsibilities in overseeing risk management processes include:

•	Oversight of the internal audit function, with the internal auditor reporting directly to the Audit Committee;

•	Oversight of the Company’s independent public accounting firm; and

•	Review of reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

Selection and Nomination of Candidates for Election to the Board of Directors

Our Board has delegated to the Nominating and Corporate Governance Committee the responsibility for developing and recommending to the Board, for its consideration and approval, the specific qualifications and criteria for prospective director candidates as its deems necessary or advisable. The Nominating and Corporate Governance Committee is also charged with recommending to our Board specific candidates for election as directors. The Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others using the same criteria to evaluate all candidates. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances, including among other things, the skills of the prospective director candidate, his or her breadth of business or other experience, his or her independence, and the our particular needs and the needs of our Board. The Nominating and Corporate Governance Committee is authorized to engage consultants or third party search firms to assist in identifying and evaluating potential nominees at our expense.

Any shareholder may submit, for consideration and nomination by the Nominating and Corporate Governance Committee any candidate or candidates for election to the Board at any annual meeting of the Company’s shareholders by following the notice procedures and providing the information required our bylaws. To nominate a candidate for election as a director at an annual meeting of shareholders, our bylaws require a shareholder to provide us with written notice no earlier 90 days and no later than 60 days before the date such annual meeting is to be held. If the current year’s annual meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, the notice must be received not later than 10 days following the day on which public announcement of the date of the annual meeting is first made. Our bylaws require that the nominating shareholder’s notice include information regarding the candidate for election as director, including the full name, age and date of birth of each candidate; the business and residence address and telephone numbers of each candidate; the education background and business/occupational experience of each candidate including a list of positions held for at least the preceding five years; the class and number of shares of the corporation beneficially owned by the candidate; and a signed representation by the candidate that the candidate will timely provide any other information that we reasonably request the purpose of preparing our disclosures regarding to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present in person and the candidate must be present in person at the meeting for the election of directors. Shareholders are advised to carefully review our bylaws, which contain a description of the information required to be submitted, as well as the advance notice and other requirements that apply to nominations by shareholder of candidates for election to the Board.

Policies and Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written Related Party Transactions Policy. The policy describes the procedures used to identify, review, approve and disclose, if necessary, any transaction occurring since the beginning of our last fiscal year, or any currently proposed transaction, involving the Company where the amount involved exceeds $120,000 and in which any of the following persons had or will have a direct or indirect material interest: (i) a director or director nominee; (ii) an executive officer; (iii) a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; or (iv) a person known by the Company to be an immediate family member of any of the foregoing. Each such transaction is referred to as a “Related Party Transaction.”

Under the policy, each of our directors and executive officers is required to inform the Chief Financial Officer of any potential Related Party Transaction. In addition, on an annual basis, each director and executive officer completes a questionnaire designed to elicit information about any potential Related Party Transactions. Once a potential transaction is identified and is determined to constitute a Related Party Transaction, the Nominating and Corporate Governance Committee is provided with details regarding the transaction, including the terms of the transaction, the business purpose of the transaction and the benefit of the transaction to the Company and the relevant related party. The Nominating and Corporate Governance Committee is then required to review the transaction to determine whether it should be permitted or prohibited. In making its determination, the Nominating and Corporate Governance Committee will consider all relevant factors, including but not limited to (i) whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party, (ii) whether there are business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of an outside director, and (iv) whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer of the Company. Any member of the Nominating and Corporate Governance Committee that has an interest in a Related Party Transaction will abstain from voting on approval of the transaction but, if requested, may participate in the committee’s discussions regarding the transaction.

Some of our officers and directors and the business organizations with which they are associated, have been customers of, and have engaged in banking transactions with, the Bank in the ordinary course of business, and we expect that they will continue to engage in such banking transactions in the future. All of the banking transactions described in this paragraph are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. The Bank is restricted as to the extent and amount of loans it can make to our officers and directors. All of the banking transactions described in this paragraph have complied with said restrictions. In addition, prior approval of the Bank’s board of directors is required for all such loans in amounts greater than $500,000 to members of our Board of Directors or executive officers.

The Bank leases its headquarters from an entity of which our Chairman, Mr. Cortese, is a majority beneficial owner. The Bank first entered into this lease when the Bank was organized in 2007 and, as amended, the lease covers approximately 7,000 usable square feet. The lease expires on September 30, 2020 and we have an option to extend it for five years. Prior to entering into the original lease, the Bank obtained an independent appraisal of the lease to confirm that initial rental rates were at fair market value as of the inception of the lease. Under the terms of the lease, we paid rent and a proportionate share of taxes and operating costs totaling $272,002 during 2019.

Director Compensation

Our non-employee directors may receive both cash and equity compensation. Board compensation is reviewed by comparison to peer institutions using publicly available information, every three years or earlier if requested. Director compensation is designed to attract and retain persons who are well qualified to serve as directors of the Company and the Bank.

The base annual retainer for all directors is $36,000. Directors serving on two committees, one of which includes the Loan Committee, receive $12,000 in addition to the base annual retainer. Directors serving on two committees, not including the Loan Committee, receive $6,000 in addition to the base annual retainer. Directors also received an annual stock award having a grant date fair value of $21,340 in 2019.

The following table sets forth information about the compensation of our directors in 2019. Mr. Shelton, our President and Chief Executive Officer, earned no additional compensation for his service as a director. Mr. Muller joined our Board of directors in 2020 and earned no compensation in 2019.

2019 Director Compensation

Name	Fees Earned or Paid In Cash		Option Awards	Stock Awards(1)		Total
Andrew J. Armanino(2)	$—		$—	$66,340		$66,340
Edward B. Collins(3)	$18,000		$—	$21,340		$39,340
Stephen A. Cortese	$48,000		$—	$45,540		$93,540
Kevin J. Cullen	$48,000		$—	$21,340		$69,340
Stephen R. Dathe	$48,000		$—	$21,340		$69,340
Wayne S. Doiguchi	$64,000	(4)	$—	$36,790	(4)	$100,790
Donald J. Kintzer	$42,000		$—	$21,340		$63,340
Rochelle G. Klein	$48,000		$—	$21,340		$69,340
Thomas R. Morehouse(3)	$—		$—	$45,340		$45,340
John H. Sears(3)	$—		$—	$21,340		$21,340
Edmond E. Traille	$42,000		$—	$21,340		$63,340

(1)

The grant date fair value of the restricted stock awards is based on the fair market value of a share of common stock on the grant date, computed in accordance with FAB ASC Topic 718. Each director received 1,100 restricted shares of Bancorp common stock on October 22, 2019, which were valued at $19.40 per share as of that date. Mr. Cortese received an additional 1,247 shares valued at $19.40 per share as of the grant date, October 22, 2019, for serving as Chairman of the Board of Directors. As of March 31, 2020, Mr. Cortese held an option to acquire 2,520 shares of our common stock and each of Mr. Cullen, Mr. Dathe and Ms. Klein held options to acquire 2,100 shares of our common stock. These options are fully vested, have an exercise price of $6.00 per share and expire on December 15, 2021.

(2)	Director Armanino received all compensation payments in stock awards.
(3)	Directors Collins, Morehouse and Sears retired in 2019.
(4)

Includes a special director fee in recognition of Mr. Doiguchi’s business development efforts in the Bank’s San Jose market area of $16,000 and 750 shares valued at $20.60 per share as of the grant date.

Compensation Committee Interlocks and Insider Participation

In 2019, the Compensation Committee was comprised of four independent directors, including one Chair. No member of the Compensation Committee is a current, or during 2019 was a former, executive officer or employee of the Company or any of its subsidiaries. During 2019, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2019, none of our executive officers served on the Board of Directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or its Compensation Committee.

Communications with the Board

Shareholders interested in communicating with members of the Board of Directors or the non-management directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, California BanCorp, 1300 Clay Street, Suite 500, Oakland, California 94612. The Corporate Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by that committee.

EXECUTIVE OFFICERS

Executive officers are appointed by and serve at the discretion of the Board of Directors. The names of our current executive officers, their ages as of June 17, 2020 and their positions with the Company and the Bank are set forth below.

Name	Age	Position
Steven E. Shelton	59	President and Chief Executive Officer of the Company and the Bank
Thomas A. Sa	58	Senior Executive Vice President and Chief Financial Officer and Chief Operating Officer of the Company and the Bank.
Tom M. Dorrance	58	Senior Executive Vice President, Technology and Operations of the Bank
Vivian Mui	40	Senior Executive Vice President, Chief Credit Officer of the Bank
Scott Myers	50	Senior Executive Vice President, Chief Lending Officer of the Bank
Michelle Wirfel	52	Senior Executive Vice President and Chief Banking Officer of the Bank

Set forth below is additional biographical information regarding our executive officers, other than Mr. Shelton, whose biographical information is provided above under “Election of Directors (Proposal No. 1).” The business experience of each of our executive officers, other than Mr. Shelton, is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer. None of executive officers has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any executive officer.

Thomas A. Sa. Mr. Sa has served as Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and the Bank since May 2019. Prior to joining the Bank Mr. Sa was an Executive Vice President of Western Alliance Bank, most recently serving as Chief Risk Officer from November 2017 to May 2019. Prior to that, Mr. Sa held various executive roles including Executive Vice President, Chief Financial Officer of Bridge Bank, N.A. and its holding company, Bridge Capital Holdings from inception in 2001 to its merger with Western Alliance Bank in 2015. He was a director of Bridge Bank and Bridge Capital Holdings from 2010 to 2015.

Tom M. Dorrance. Mr. Dorrance has served as the Bank’s Senior Executive Vice President / Technology and Operations since 2015. Previously, Mr. Dorrance served as Senior Vice President and Chief Information Officer since the Bank’s organization in 2007. Mr. Dorrance was Senior Vice President and Chief Information Officer at North Bay Bancorp from 2006 to 2007, Director of Technology and Interim Chief Information Officer at Chela Education Financing, Inc. from 2002 to 2006. Prior to that Mr. Dorrance had management roles at Civic Bank of Commerce from 2000 to 2002 and Bank of America, NT & SA from 1992 to 2000.

Vivian Mui. Ms. Mui has served as Senior Executive Vice President and Credit Officer of the Bank since May 2019. Prior to that Ms. Mui served as Deputy Chief Credit Officer of the Bank from 2007 to 2019. Prior to 2007, Ms. Mui spent 17 years in various credit administration and line of business roles at Mechanics Bank.

Scott Myers. Mr. Myers has served as Senior Executive Vice President and Chief Lending Officer of the Bank since April 2019. Prior to that Mr. Myers was a Senior Vice President of Wells Fargo Bank, most recently serving as Sacramento Region Manager from 2013 to 2019.

Michele Wirfel. Ms. Wirfel has served the Bank since its inception in 2007, holding various management positions. She has held the role of Senior Executive Vice President and Chief Banking Officer since May 2018. Prior to 2007, Ms. Wirfel spent four years in a Senior Vice President role at Scott Valley Bank, and 12 years in various management roles with CivicBank of Commerce, including Senior Vice President and Regional Manager.

EXECUTIVE OFFICER COMPENSATION

Compensation Paid to Named Executive Officers

The following table provides information regarding the compensation of our of our chief executive officer and our two other mostly highly compensated executive officers for the fiscal year ended December 31, 2019, all of whom comprised our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Equity Awards(2)	All Other(3)	Total
Steven E. Shelton,	2019	$386,250	$178,742	$250,066	$250,008	$28,366	$1,093,433
President and Chief Executive Officer(4)	2018	$324,470	$130,000	$38,172	$31,658	$24,827	$549,126

Thomas A. Sa	2019	$179,236	$130,500	$217,031	$217,018	$12,367	$756,153
Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer(5)

Michele Wirfel	2019	$230,833	$130,000	$—	$—	$21,182	$382,016
Senior Executive Vice President and Chief Banking Officer	2018	$205,000	$90,000	$161,743	$183,977	$21,327	$662,048

(1)

These amounts represent the aggregate grant date fair value of stock options granted in 2018 and 2019, calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”).

(2)	These amounts represent the aggregate grant date fair value of restricted stock awards granted 2018 and 2019, calculated in accordance with FASB ASC Topic 718.
(3)	All Other Compensation consisted of amounts shown in the “All Other Compensation” table below.
(4)	Mr. Shelton became the President and Chief Executive Officer in May 2018 and was previously the Company’s Executive Vice President. Amounts reflect all compensation for 2018.
(5)	Mr. Sa became the Chief Financial Officer and Chief Operating Officer of the Company and the Bank on May 20, 2019.

All Other Compensation

Name and Principal Position	Year	401 (k) Match	Auto Allowance	Other	Total
Steven E. Shelton	2019	$8,400	$10,800	$9,166	$28,367
	2018	$8,250	$10,383	$6,193	$24,826

Thomas A. Sa	2019	$5,617	$6,750	$—	$12,367

Michele Wirfel	2019	$8,400	$9,000	$3,782	$21,182
	2018	$8,250	$9,000	$4,076	$21,327

Summary of Material Components of Compensation Program

The Company’s executive compensation philosophy is intended to provide a total compensation package that is competitive with market practice while varying awards to recognize Company and individual performance. The objective is to provide competitive pay for achieving performance goals consistent with the Company’s business objectives and its performance compared to the performance of other companies in its industry. The Company’s philosophy is that actual compensation should exceed market when superior performance is achieved and be lower than market when performance falls below expectations.

•

Base Salaries—In order to reward and retain its top talent, the Board’s philosophy is for base salaries to approximate the 50th—75th percentile of its top performing bank peers. While the Board considers other factors in determining total compensation, base salaries, which have a more immediate impact, must be competitive to attract and retain talent.

•

Short-Term Incentives—Our annual bonus program is primarily based on the Company meeting or exceeding pre-established annual performance targets, such as pre-tax income, the results of bank regulatory exams and both loan and non-interest bearing deposit growth targets.

•

Long-Term Incentives—We maintain equity incentive plans to provide financial incentives for selected employees of the Company. We believe these plans promote our long-term growth and financial success by attracting and retaining employees of outstanding ability, strengthening our capacity to develop, maintain, and direct a competent management team, providing an effective means for selected employees to acquire and maintain ownership of Company stock, motivating employees to achieve long-range performance goals and objectives, and providing incentive compensation opportunities competitive with those of our peers. We typically provide long-term equity incentives in the form of stock options or restricted common stock, subject to a five-year vesting schedule, to encourage retention and ownership. Awards are granted at the discretion of the Compensation Committee. If a participant terminates their employment or is terminated for cause, he or she will forfeit their unvested shares, though the Compensation Committee has the discretion to accelerate vesting upon an employee’s retirement or otherwise.

Steven E. Shelton. The Bank entered into an employment agreement with Steven E. Shelton effective May 7, 2018 pursuant to which he serves as President and Chief Executive Officer. The employment agreement has a seven year term. The employment agreement provides for a base salary of $375,000, which is subject to annual review by the Compensation Committee of the Bank, and Mr. Shelton is eligible for an annual bonus pursuant to an executive incentive plan to be developed each year by the Bank’s Board of Directors. As of the effective date of the employment agreement, Mr. Shelton received a grant of 11,710 shares of restricted stock grant and options to purchase 42,517 shares of common stock, each of which vest ratably over seven years from the date of grant. He is entitled to an automobile allowance of $900 per month. If the Bank terminates Mr. Shelton’s employment without cause or he terminates his employment for good reason (as defined in his employment agreement), subject to his providing a release of claims in favor of the Bank, Mr. Shelton will receive a lump sum payment equal to his annual base salary plus the average of his three most recent annual bonuses and monthly payments in amounts equal to the cost of his COBRA premiums for up to 18 months. Following a change in control of the Company, in the event Mr. Shelton is terminated without cause or terminates his employment for good reason, he will be entitled to a lump sum payment equal to two times his annual base salary plus the average of his annual bonuses, the COBRA benefits described above and accelerated vesting of the restricted stock and stock options described above.

In accordance with his employment agreement, the Bank and Mr. Shelton also entered into an Executive Supplemental Compensation Agreement providing for an aggregate projected defined contribution amount of $2.0 million with monthly payments generally commencing upon his retirement. This benefit is subject to a five year vesting period and full vesting upon a change of control. The Bank and Mr. Shelton have also entered into a split-dollar joint beneficiary agreement that shares the proceeds of bank owned life insurance previously purchased on his life such that if he should he die while employed, his named beneficiaries would receive a specified sum or the net amount at risk, whichever is smaller. As of December 31, 2019, this benefit was valued at $1,416,072.

Thomas A. Sa. The Bank entered into an employment agreement with Thomas A. Sa effective May 20, 2019 pursuant to which he serves as Senior Executive Vice President and Chief Financial Officer. The employment agreement has a term of three years after which it automatically renews for one additional year unless either party elects to terminate it prior to the renewal. The employment agreement provides that Mr. Sa will receive a base salary of $290,000, which is subject to annual review by the Compensation Committee of the Bank. He is eligible for an annual bonus pursuant to an executive incentive plan to be developed each year by the Bank’s Board of Directors. As of the effective date of the employment agreement, Mr. Sa received a grant of 10,089 shares of restricted stock and options to purchase 25,000 shares of common stock, each of which vest ratably over five years from the date of grant. He is entitled to an automobile allowance of $900 per month. If the Bank terminates Mr. Sa’s employment without cause or he terminates his employment for good reason (as defined in his employment agreement), subject to his providing a release of claims in favor of the Bank, Mr. Sa would receive a lump sum payment equal to his annual base salary plus the average of his three most recent annual bonuses and monthly payments in amounts equal to the cost of his COBRA premiums for up to 12 months. Following a change in control of the Company, in the event Mr. Sa is terminated without cause or terminates his employment for good reason, he will be entitled to a lump sum payment equal to two times his annual base salary plus the average of his three most recent annual bonuses, the COBRA benefits described above and accelerated vesting of all of his restricted stock and stock options.

In accordance with Mr. Sa’s employment agreement, the Bank implemented a supplemental executive retirement plan for Mr. Sa providing for an aggregate defined contribution amount of up to $835,000, with monthly payments generally commencing upon his retirement. This benefit is subject to a five year vesting period and full vesting upon a change of control. In addition, the Bank agreed to obtain a bank owned split-dollar life insurance policy and enter into a related joint beneficiary agreement that will provide a shared death benefit in the event Mr. Sa’s employment with the Bank is terminated due to his death before he is fully vested in the supplemental executive retirement plan.

Equity Incentive Plans

We maintain several equity incentive plans: A 2017 Equity Incentive Plan (the “2017 Plan”), a 2014 Equity Incentive Plan (the “2014 Plan”) and a 2007 Equity Incentive Plan (the “2007 Plan”). Each of these equity plans was originally adopted by the Bank and its shareholders. The Company assumed the 2017 Plan, the 2014 Plan and the 2007 Plan along with all of the awards outstanding under the plans when we completed the holding company reorganization in 2017. As of December 31, 2019, there were awards for 583,371 shares outstanding under the 2017 Plan and the 2014 Plan, which were issued to our employees, officers and directors, and 187,772 shares remained available for future grants under these plans. No further awards may be granted under the 2007 Plan.

The purpose of the 2017 Plan is to provide selected present and future employees, directors and consultants of the Company and its subsidiaries and affiliates with stock-based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company. The 2017 Plan provides for the issuance of up to 420,000 shares of common stock pursuant to awards of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock and stock unit awards, and other forms of equity or cash compensation. When awards under the 2017 Plan expire or are forfeited or cancelled, the underlying shares will become available for future awards under the 2017 Plan. However, shares that are delivered to or withheld by the Company to satisfying the payment of the exercise price of an award or to satisfy tax withholding obligations are counted against the number of shares available for awards and cease to be available for grant under the 2017 Plan.

The 2017 Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee may, in its discretion, at the time an award is made under the 2017 Plan or at any time prior to, coincident with or after the time of a change of control, subject to certain limitations, provide for the acceleration of any time periods relating to the exercise or vesting of an award. If, prior to a change of control, the Compensation Committee determines that awards under the 2017 Plan will not be honored or assumed or substituted with substantially equivalent rights following the change of control, the committee may accelerate the vesting of any outstanding awards unless otherwise provided in the applicable award agreement.

The 2017 Plan provides that awards and cash incentive compensation may be subject to clawback from our executives if we are required to prepare a financial restatement due to our material non-compliance the any financial reporting requirements.

The 2014 Plan and the 2007 Plan do not have clawback provisions but are otherwise similar to the 2017 Plan in most material respects.

Outstanding Equity Awards

The following table provides information for each of our named executive officers regarding outstanding stock options and restricted stock award held by our named executive officers as of December 31, 2019.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Steven E. Shelton	5,805	3,120	(3)	$12.95	09/19/2026
	2,204	3,296	(4)	$20.62	12/21/2027	810	(5)	$16,200
	2,112	3,388	(6)	$23.45	01/18/2028	833	(7)	16,660
	6,381	36,136	(8)	$21.35	06/21/2028	9,951	(9)	199,020

Thomas A. Sa	—	25,000	(10)	$19.93	07/18/2029	10,889	(11)	$217,780

Michele Wirfel	3,150	—		$6.52	01/19/2022
	5,250	—		$11.42	09/18/2024
	2,450	175	(12)	$12.57	05/25/2025
	1,785	315	(13)	$13.19	09/19/2025

						1,024	(14)	$20,480
						1,052	(15)	21,040
	5,340	22,160	(16)	$21.35	06/21/2028	5,733	(17)	114,660

(1)	This column represents the unvested shares for restricted stock awards granted.
(2)

The market value of the shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing price of our common stock at $20.00 at December 31, 2019.

(3)	Vests with respect to 148.75 shares each month until fully vested on September 19, 2021.
(4)	Vests with respect to 91.67 shares each month until fully vested on December 31, 2022.
(5)	Vests with respect to 22.5 shares each month until fully vested on December 31, 2022.
(6)	Vests with respect to 91.67 shares each month until fully vested on January 18, 2023.
(7)	Vests with respect to 22.5 shares each month until fully vested on January 18, 2023.
(8)	Vest with respect to 454.3 shares each month until fully vested on June 21, 2028.
(9)	Vests with respect to 97.58 shares each month until fully vested on June 21 2028.
(10)	Vests with respect to 5,000 shares on July 18, 2020 and with respect to 416.67 shares each month thereafter until fully vested on July 18, 2024.
(11)	Vests with respect to 2,177.8 shares on July 18, 2020 and with respect to 181.48 shares each month thereafter until fully vested on July 18, 2024.
(12)	Vests with respect to 43.75 shares each month until fully vested on May 25, 2020.
(13)	Vests with respect to 35 shares each month until fully vested on September 19, 2020.
(14)	Vests with respect to 28.3 shares each month until fully vested on December 21, 2022.
(15)	Vests with respect to 28.3 shares each month until fully vested on January 18, 2023.
(16)	Vests with respect to 458.3 shares each month until fully vested on June 21, 2028.
(17)	Vests with respect to 112.5 shares each month until fully vested on June 21 2028.

REPORT OF THE AUDIT COMMITTEE

Role and Responsibilities of Audit Committee

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent public accounting firm, Crowe LLP (“Crowe”), is responsible for auditing the financial statements and for expressing an opinion as to whether the financial statements present fairly the consolidated financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States.

By contrast the Audit Committee’s duty is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the financial statements, to plan or conduct audits, or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of accounting and none of the Audit Committee members is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company. Accordingly, the members of the Audit Committee may rely, and have relied, without independent verification, on the information provided to them and on the representations made by management and Crowe. Additionally, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019 (the “2019 financial statements”).

The Audit Committee has reviewed and discussed the 2019 financial statements with management and Crowe. In addition, the Audit Committee has discussed with Crowe the matters required pursuant to Auditing Standard 1301, Communications with Audit Committees, the written disclosures and the letter from Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding communications by Crowe with the Audit Committee concerning independence and has discussed the independence disclosures and that letter with Crowe and has considered the compatibility of any non-audit services performed for the Company by Crowe on its independence. Based solely on the Audit Committee’s review of these matters and its discussions with the Company’s management and Crowe, the Audit Committee recommended to the Board of Directors that the Company’s 2019 financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Edmond E. Traille, Chairman

Rochelle G. Klein

Donald J. Kintzer

The foregoing report shall not be deemed soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

INDEPENDENT PUBLIC ACCOUNTING FIRM

Crowe has served as the Company’s independent public accountants since 2017, and, in that capacity, audited the Company’s consolidated financial statements, for the fiscal years ended December 31, 2019, 2018, and 2017. Crowe previously served as the auditor of our subsidiary, California Bank of Commerce, since 2011 until we completed our bank holding company reorganization in 2017.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s Charter provides that the Audit Committee must pre-approve all audit and non-audit services to be performed by the Company’s independent public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of Crowe pursuant to which it provided the services described below for the fiscal years ended December 31, 2019 and 2018.

In addition, all of the audit and non-audit services performed by Crowe in fiscal years 2019 and 2018 were pre-approved by the Audit Committee.

Audit and Other Fees Paid in Fiscal Years 2019 and 2018

Crowe performed the following services for the Company relating to the years ended December 31, 2019 and December 31, 2018:

Audit Services Rendered by Crowe. During the years ended December 31, 2019 and 2018, Crowe rendered audit services to us which consisted of: (i) an audit of the Company’s consolidated financial statements for the years then ended, and (ii) an audit of the effectiveness of the Company’s internal control over financial reporting. Additionally, during 2019 Crowe performed a review of the Company’s Form 10 Registration Statement and financial statements as of and for the nine months ended September 30, 2019 and 2018.

Audit Related Services Rendered by Crowe. Crowe did not render any audit related services to us during 2019 or 2018.

Tax Related Services. During the years ended December 31, 2019 and 2018, Crowe rendered tax related services to us which consisted of preparing the Company’s tax returns for the years then ended.

Other Services. Crowe did not render any other services to us during 2019 or 2018.

The following table contains information regarding the fees billed by Crowe for the services it rendered to us in 2019 and 2018.

	2019	2018
Audit Fees	$760,638	$506,685
Audit-Related Fees	$—	$—
Tax Fees	$42,312	$52,105
Other Fees	$—	$—

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee of our Board of Directors has selected Crowe LLP as our independent public accounting firm for our fiscal year ending December 31, 2020. A representative of Crowe is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders in attendance at the Annual Meeting.

Proposal to Ratify Appointment of Independent Public Accountants

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Crowe as the Company’s independent public accounting firm for the fiscal year ending December 31, 2020. Although ratification by shareholders is not a prerequisite to the power and authority of the Audit Committee to appoint Crowe as the Company’s independent public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time if the Audit Committee deems such a change to be in the best interests of the Company and its shareholders.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting, provided that such shares also constitute at least a majority of the required quorum. Abstentions and broker non-votes are not counted in determining whether the affirmative votes constitute a majority of the shares present or represented and voting at the Annual Meeting for this proposal but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR

INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2017 EQUITY INCENTIVE PLAN

(Proposal No. 3)

Introduction and Background

The Board of Directors believes that the Company’s ability to retain and attract directors, officers, key employees, consultants and advisors who have relevant experience in our markets and proven performance records is a critical factor that facilitates improved operating results and the implementation of our growth strategies. However, the competition for such well-qualified and experienced banking personnel is intense, particularly in California. The Board of Directors believes that, to be able to compete in retaining and recruiting directors, officers, key employees, consultants and advisors, the Company must be able to grant equity compensation incentives to such personnel, including among other things, stock options, restricted shares and restricted stock units. Moreover, the Board of Directors believes that it is important to grant such equity incentives to these key service providers as a material component of their compensation, because such equity incentives reward those individuals for performance that improves the value of our shares and this serves to better align their interests with those of our shareholders.

We previously implemented and currently maintain the 2017 Equity Incentive Plan (“2017 Plan”), pursuant to which we have issued equity incentives to our key service providers. A maximum total of 420,000 shares of common stock could be issued under the 2017 Plan but this share allocation has largely been consumed. In particular, as of June 16, 2020, there were (a) 79,664 shares available for future issuance under the 2017 Plan, (b) 146,284 shares subject to outstanding restricted stock and RSU awards and (c) 158,880 shares subject to outstanding stock options with a weighted average exercise price of $14.44 per share.

As a result, on June 18, 2020, the Board of Directors, based on a recommendation from its Compensation Committee, approved, subject to shareholder approval, an amendment and restatement of the 2017 Plan to, among other things, increase the number of shares of our common stock that will be available for future grants of equity incentives under the 2017 Plan by 500,000 shares to a maximum total of 920,000 shares. In addition to increasing the maximum total of shares available for issuance under the 2017 Plan, this amendment and restatement also (i) removes provisions relating to performance shares and an annual per participant grant limit of 50,000 shares given the elimination of the performance based compensation exception to the Internal Revenue Code Section 162(m) annual compensation limit of $1 million for certain covered executive officers, and (ii) clarifies that shares subject to awards issued in substitution or replacement of awards issued by another entity (in connection with the Company’s acquisition of or combination with such other entity) will not count against the 2017 Plan share grant limits. At the Annual Meeting, we are asking our shareholders to vote to approve this amendment and restatement of the 2017 Plan.

If the 2017 Plan amendment and restatement is not approved, it could be detrimental to our goals of attracting, retaining and motivating our key service providers and aligning their interests with the interests of our shareholders. In that instance, we would then need to review and revise our compensation practices to be more cash-based in order to retain such key personnel. If we adopted alternative compensation programs that were more cash-based, we believe that the level of cash compensation required to offset the lack of availability of equity grants could result in (i) an increase in our overall compensation expense, which would be detrimental to our future operating results and (ii) a decrease in our cash flow, which would reduce cash available to be invested in operations and growth and/or returned to shareholders.

When determining the increased number of shares to allocate to the 2017 Plan, the Board of Directors and its Compensation Committee considered our gross burn rate for the past three years along with the estimated dilutive impact of the share increase and similar statistics for a peer group of companies. Burn rate is the rate at which a company is granting equity compensation share awards, with the gross number of such shares awarded expressed as a percentage of its weighted average shares outstanding. Our three year average annual gross burn rate for fiscal years 2019, 2018, and 2017 was 2.4%. During these three years, we restructured our management team and experienced significant growth. We granted awards in connection with the promotion of our President and Chief Executive Officer in 2018, the promotion of our Chief Banking Officer in 2018 and the hiring of our Chief Financial Officer and Chief Operating Officer in 2019. In addition, since the beginning of 2017, the number of employees eligible to participate in the 2017 Plan has increased by 74% as we have grown and prepared for future growth. The 500,000 increase in share allocation to the 2017 Plan is intended to manage our equity grant requirements for approximately the next three to five years. We consider a minimum three to five-year pool of shares to be important from a compensation planning perspective. We note also that on June 16, 2020, the closing price of a share of our common stock on the Nasdaq Stock Market was $15.54 and that there were 8,133,457 outstanding shares of our common stock.

Our Board of Directors has determined that if our shareholders approve this proposal, we will issue no further awards under the 2014 Plan, though all award outstanding under the 2014 Plan will remain outstanding and governed by the terms of their respective award agreements. As of June 16, 2020, there were 10,749 shares reserved for future awards under the 2014 Plan.

Summary of the Amended and Restated 2017 Plan

Below is a summary of the principal provisions of the amended and restated 2017 Plan. The summary is qualified by reference to the amended and restated 2017 Plan as set forth in the Appendix A to this proxy statement.

The 2017 Plan permits the discretionary award of incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards.

Eligibility to be Granted Awards

Individuals eligible to receive awards and grants under the 2017 Plan include our directors, officers, employees, consultants, advisors or the directors, officers, employees, consultants and advisors of any of our subsidiaries or affiliates as well as prospective employees and consultants/advisors who have agreed to serve us. As of June 16, 2020, there were nine non-executive directors, six executive officers who are not directors and approximately 130 employees other than executive officers who are authorized to receive awards under the 2017 Plan. Service providers receiving awards (“Participants”) will enter into individual award agreements with us that contain the terms and conditions of the particular awards granted to them.

Administration

The 2017 Plan provides that it will be administered by our Board of Directors or a committee of at least three Board members (the “Committee”). In accordance with the charter of the Compensation Committee, our Board has designated its Compensation Committee to administer, and to make grants of awards under, the 2017 Plan, though the Board, in its sole discretion, may exercise any authority of the Committee under the 2017 Plan. It is intended that each member of the Committee will qualify as a “non-employee director” as defined under Rule 16b-3 under the Exchange Act and an “independent director” under the NASDAQ Stock Market.

Subject to the terms of the 2017 Plan, the Committee is authorized to select persons eligible to receive awards and to determine the form, amount, timing and other terms of the awards to be granted. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its subsidiaries and affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable. The Committee is authorized to interpret and construe the 2017 Plan and the terms and conditions of any award granted under the Plan, to prescribe such rules and procedures as it may deem necessary or advisable for the administration of the 2017 Plan, to interpret and amend any of such rules or procedures and to make all other decisions and determinations required pursuant to the Plan or any award agreement or as the Committee deems necessary or advisable to administer the 2017 Plan. The Committee’s determinations under the 2017 Plan need not be uniform and may be made selectively among Participants, to whom awards are granted under the 2017 Plan, whether or not such Participants are similarly situated. Determinations of the Committee are final, binding and conclusive. Members of the Board and Committee shall generally be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the 2017 Plan.

Shares Available under the 2017 Plan

After taking into account the proposed share increase of 500,000 shares covered by this proposal, a maximum total of 920,000 shares could be issued under the 2017 Plan. Each share issued or settled pursuant to the exercise or settlement of any award will be counted against the pool of available shares as one share. If any award granted under the 2017 Plan should expire, terminate, or be forfeited or canceled, the shares that were subject to such awards will be released and will again be available for the grant of new awards under the 2017 Plan. Shares that are delivered to or withheld by the Company to satisfy the payment of the exercise price of an award or to satisfy tax withholding obligations are counted against the number of shares available for awards and cease to be available for grant under the 2017 Plan. Shares subject to awards (referred to in the 2017 Plan as “Substitute Awards”) issued in substitution or replacement of awards issued by another entity (in connection with the Company’s acquisition of or combination with such other entity) will not count against the 2017 Plan share grant limits. The 2017 Plan does not have an evergreen provision.

Types of Awards

Several types of equity compensation awards can be made under the 2017 Plan. A summary of these types of grants is set forth below. Awards issued under the 2017 Plan are evidenced by a written agreement specifying the terms and conditions of the award.

Stock Options

The Committee is authorized to grant stock options, including both ISOs under Section 422 of the Internal Revenue Code (the “Code”), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options. The maximum number of shares that may be issued pursuant to the exercise of ISOs granted under the 2017 Plan is 920,000 shares. The exercise price per share subject to an option is determined by the Committee, but generally is expected to not be less than 100% of the fair market value of a share on the date of grant; except that, with respect to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price per share subject to an ISO may not be less than 110% of the fair market value of a share on the date of grant. For purposes of the 2017 Plan, the term “fair market value” generally means (1) while the shares are traded on an established stock exchange, the closing sale price of such shares as reported by such stock exchange on the date as of which such value is being determined or, if there is no closing sale price for such date, on the immediately preceding date for which a closing sale price was reported, or (2) if the shares are publicly traded but not on an established stock exchange then the fair market value shall be the average of the closing bid and asked prices on the applicable date.

The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally will be established by the Committee in the individual award agreements, except that no option may have a term exceeding 10 years and no ISO granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company may have a maximum term that does not exceed five years. Options may be exercised by payment of the exercise price in cash or in such other form of consideration as shall be approved by the Committee, as expressly set forth in the individual award agreement, which may include, without limitation, (i) by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the shares with respect to which the option is to be exercised, (ii) by a net or “cashless” exercise of the option, whereby the Company withholds, rather than issues to the optionee, a number of the option shares having a fair market value, on the date of exercise, equal to the aggregate exercise price of the option, (iii) by payment under a broker-assisted sale and remittance program acceptable to the Committee, (iv) by delivery of a full recourse promissory note and containing such terms and conditions as shall be approved by the Committee, (v) by a combination of the methods set forth in (i) through (iv) above, or (vi) by any other lawful means as the Committee may approve.

Options are nontransferable, other than upon death, in which case they may be transferred by will or the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights, and generally may be exercised only by an optionee while employed by us or in our service. If an optionee’s employment or service with us or any of our subsidiaries is terminated for any reason, those of his or her options that have not yet become exercisable will terminate automatically. Any options that have previously become exercisable will generally remain exercisable for three months after termination of employment or service, or such other duration that is determined by the Committee. However, if the termination of employment or service is due to the optionee’s disability or death, the options that had become exercisable prior to such termination of employment or service may generally remain exercisable for up to twelve months thereafter.

Stock Appreciation Rights

The Committee is authorized to grant SARs entitling the Participant to receive an amount by which the fair market value of a share on the date of exercise exceeds the grant price of the SAR. The per share grant price of a SAR is determined by the Committee but generally is expected to be not be less than 100% of the fair market value of a share on the date of grant. SARs may be granted by themselves or in tandem with grants of stock options. The maximum term of each SAR, the times at which each SAR will be exercisable, and the provisions requiring forfeiture of unexercised SARs at or following termination of employment generally are established by the Committee in the individual award agreements, except that each SAR shall terminate no later than the tenth anniversary of the date of grant and no SAR granted in tandem with an option may have a term exceeding the term of the related option. SARs may be exercised at such time and upon conditions as are determined by the Committee and set forth in the award agreement. Payment of the amount by which the fair market value of each SAR exercised exceeds the grant price shall be made, as determined by the Committee in its discretion, in cash, shares, or a combination thereof, as set forth in the individual award agreement.

Restricted Stock

The Committee is authorized to grant awards of restricted stock. A grant of restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to certain restrictions specified by the Committee in the individual award agreements. A Participant who has been granted restricted stock has the rights as a shareholder with respect to the shares of restricted stock only to the extent provided in the award agreement. For example, during the restricted period, Participants holding shares of unvested restricted stock will be entitled to vote such shares, unless otherwise provided in the award agreement; but will not be entitled to receive any dividends or distributions that are payable on our outstanding shares unless and until the underlying shares become vested.

Restricted Stock Units

The Committee may grant RSUs payable in cash or shares of common stock, conditioned upon continued service and/or the attainment of performance goals determined by the Committee. An RSU is a bookkeeping entry representing the equivalent of one common share. The terms and conditions of RSU awards (including any performance goals) need not be the same with respect to each Participant. The Committee will determine whether, to what extent and on what terms and conditions each participant holding RSUs will be entitled to receive current or deferred payments of cash, common stock or other property corresponding to dividends payable on our common stock (provided that any such compensation will only be paid when RSUs become vested). Holders of RSUs are not entitled to any voting rights with respect to the RSUs themselves. After RSUs vest, they will be paid out and settled with either cash or shares, or a combination of the two. If RSUs provide that the holder will receive “dividend equivalents,” which are payments intended to replicate the payment of dividends on common stock that shareholders receive, then such dividend equivalents payment will only be paid to the extent that the shares underlying the RSUs become vested.

Other Stock-Based Awards

The Committee may also grant Other Stock-Based Awards, either alone or in tandem with other awards. An Other Stock-Based Award is an award that is not an Option Right, SAR, Restricted Stock, or RSU, and is payable by delivery of common stock and/or which is measured by reference to the value of common stock. Each Other Stock-Based Award will be evidenced by an award agreement and will be subject to any conditions described in the award agreement. An Other Stock-Based Award may consist of the issuance of “bonus shares” which are shares awarded to a service provider without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of the Company) or as an incentive to become an employee of the Company.

Prohibition Against Repricing of Options and SARs

Unless first approved by our shareholders, neither the Committee nor the Board shall cause or permit the cancellation, substitution or amendment of any stock option or SAR that would have the effect of cashing out an option or SAR or reducing the exercise price of the option or the grant price of the SAR.

Clawback

The 2017 Plan provides that if we are required to prepare a financial restatement due to our material non-compliance with any financial reporting requirements, awards and cash incentive compensation may be subject to clawback from our executives who file reports under Section 16 of the Securities Exchange Act of 1934.

Tax Withholding; Transferability

The Committee or the Board may condition the issuance of any shares on the exercise or vesting of any award on the withholding of taxes payable by the Participant and may provide that a portion of any shares to be distributed will be withheld (or previously acquired shares or other property be surrendered by the Participant) to satisfy withholding and other tax obligations. Awards granted under the 2017 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights or as other permitted by the Committee.

Changes in Capital Structure and Changes in Control

The Committee shall make or provide for such adjustments in the maximum number of shares that can be issued under the 2017 Plan and under the exercise of ISOs along with the numbers of shares covered by other awards and in the prices per share applicable under all such rights, as the Committee determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

In the event of a change in control of the Company, the Committee may, among other things, provide for the payout (with cash and/or property) for awards based on the per share value being provided in the change in control transaction and may also cause the waiver of conditions or acceleration of vesting terms. Upon consummation of a change in control of the Company, unexercised awards that are neither assumed or replaced by the surviving entity will terminate. If the Company executes a definitive agreement providing for the consummation of a change in control, then the 2017 Plan provides for written notice to be given to the Participants of such transaction not less than 15 days prior to the anticipated effective date of the proposed change in control transaction; but any failure or delay in giving such notice will not affect the validity or constitute grounds for delaying consummation of the change in control.

Amendment and Termination

The 2017 Plan will terminate with respect to the ability to issue new equity awards on May 17, 2027, unless earlier terminated by our Board. Awards granted prior to the termination of the 2017 Plan will not be affected by the termination of the 2017 Plan. The Board may amend, alter or discontinue the 2017 Plan and, to the extent permitted by the 2017 Plan, the Board or the Committee may amend any award agreement, provided, however, that we must obtain shareholder approval of any amendment to the 2017 Plan requiring such approval by NASDAQ Listed Company Rules or that would (i) increase the maximum number of shares for which awards may be granted under the 2017 Plan, (ii) reduce the exercise price of outstanding stock options or SARs, (iii) extend the term of the 2017 Plan, (iv) change the class of persons eligible to be Participants, or (v) increase the limit on the number of shares issued pursuant to the exercise of ISOs. However, no amendment shall be made to the 2017 Plan or any award agreement that would materially impair the rights of any Participant, without such Participant’s consent, under any award granted under the 2017 Plan, except that no such consent will be required with respect to any amendment if the Company determines that such amendment is required or advisable in order for us, the 2017 Plan or the award to satisfy or conform to any law or regulation.

Governing Law

The 2017 Plan is governed by the laws of the State of California, which is the state of our incorporation.

New Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of the Committee. In addition, benefits under the 2017 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and our actual performance against any performance goals established with respect to performance awards. As a result, the benefits and amounts that will be received or allocated under the 2017 Plan are not determinable at this time.

Historical Grants of Awards under the 2017 Plan

The following table sets forth the number of shares subject to all stock options granted under the 2017 Plan (irrespective of whether the stock option has been exercised or cancelled, or is still outstanding) and all RSUs and restricted shares awarded under the 2017 Plan through June 16, 2020 under the 2017 Plan.

Name and Position	Number of Option Shares	Number of RSUs and Shares of Restricted Stock
Steven E. Shelton, President and Chief Executive Officer	8,346	13,410
Thomas A. Sa, Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer	25,000	12,389
Michele Wirfel, Senior Executive Vice President and Chief Banking Officer	5,500	8,100
All current executive officers as a group	44,750	24,564
All non-employee directors as a group	5,539	16,534
All employees as a group (excluding executive officers)	75,284	104,420

Financial Accounting Treatment

As required by Financial Accounting Standards Board Accounting Standards Codification “Stock Compensation” Topic 718, upon the grant of options, SARs, RSUs or restricted shares pursuant to the 2017 Plan, for financial reporting purposes we will incur compensation expense that will be recognized over the vesting period of the equity incentive grant. We are not able at this time to predict whether such compensation expense will be material, on an on-going basis, as that will depend on, among other things, the number of shares for which equity incentives are granted and the prices of our common stock in the future.

Certain Federal Income Tax Information

The following discussion is intended only as a brief summary, as of June 1, 2020, of the federal income tax consequences to us and to U.S. Participants for awards granted under the 2017 Plan. The federal tax laws may change and the federal, state and local tax consequences for any Participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a Participant’s death or provisions of income tax laws of any municipality, state or other country. We advise Participants to consult with a tax advisor regarding the tax implications of their awards under the 2017 Plan.

Nonqualified Stock Options. Upon the grant of an NSO, the optionee will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of an NSO, the excess of the fair market value of the shares acquired on the exercise of the NSO over the exercise price (the “spread”) will constitute compensation taxable to the optionee as ordinary income.

Incentive Stock Options. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and, thereby, may subject the optionee to the alternative minimum tax (or a greater amount of alternative minimum tax). The alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay the alternative minimum tax.

Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after satisfaction of a holding period which ends on the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the exercised shares to the optionee, generally the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. We are not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO holding period is satisfied. If the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO holding period, then the optionee will generally recognize ordinary income (and we may be entitled to a tax deduction) equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a Participant. Upon exercise, the Participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be long-term or short-term capital gain or loss, depending on whether the shares had been held by the Participant for more than one year.

Restricted Stock. A Participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (A) freely transferable or (B) no longer subject to a substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A Participant may elect to recognize income at the time of grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. We receive a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had timely filed a Code Section 83(b) election to accelerate recognition of income).

Restricted Stock Units. No taxable income is generally reportable when unvested RSUs are granted to a Participant. Upon settlement of RSUs which have vested, the Participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the Participant plus any cash received by the Participant.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of an additional federal tax of 20% on the service provider over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2017 Plan (such as RSUs). The intent is for the 2017 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after the specified employee’s separation from service.

Internal Revenue Code Section 162(m). Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to certain of our named executive officers who are covered by Section 162(m) (“Covered Employees”). Therefore, we may not be able to fully deduct certain compensation derived from 2017 Plan awards by Covered Employees from our taxable income.

Internal Revenue Code Section 280G. For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which we must withhold, and we cannot deduct the excess amount from our taxable income.

Company Income Tax Effects. We will generally be entitled to an income tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by a Participant at the time the Participant recognizes such income.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting, provided that such shares also constitute at least a majority of the required quorum. Abstentions and broker non-votes are not counted in determining whether the affirmative votes constitute a majority of the shares present or represented and voting at the Annual Meeting for this proposal but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2017 EQUITY INCENTIVE PLAN

SOLICITATION

We will pay the costs of soliciting proxies from our shareholders, and plan on soliciting proxies by mail. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees and those of the Bank may, without additional compensation therefor, communicate with shareholders, brokerage houses and others by telephone, email, facsimile or in person, to request that proxies be furnished. We also may retain a proxy solicitation firm to serve as a proxy solicitor for us at a fee that we expect would not exceed $10,000, plus reimbursement of its out-of-pocket expenses. If retained, such firm may solicit proxies via personal interview, telephone, facsimile, email and mail. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s common stock.

SHAREHOLDER PROPOSALS

Under Exchange Act Rule 14a-8, any shareholder desiring to submit a proposal for inclusion in our proxy materials for our 2021 annual meeting of shareholders must provide the Company with a written copy of that proposal by no later than March 3, 2021, which is the 120th day before the first anniversary of the date on which the Company’s proxy materials for the 2020 Annual Meeting are being released. However, if the date of our 2021 annual meeting of shareholders changes by more than 30 days from the date of the Annual Meeting in 2020, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2021 annual meeting of shareholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.

In accordance with the advance notice requirements contained our Bylaws, a shareholder who proposes to bring business before, or make nominations of persons for election to the Board of Directors at the 2021 annual meeting of shareholders but who does not desire to have the proposal included our proxy materials for the meeting must deliver written notice to the Company’s Secretary no earlier than 90 calendar days and no later than sixty 60 calendar days before the date such annual meeting is to be held. If our 2021 annual meeting is called for a date that is not within 30 days of the anniversary of the 2020 Annual Meeting, notice must be received not later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. A shareholder’s written notice must include certain information concerning the shareholder and each nominee or proposal as described in our Bylaws. Shareholder proposals or nominations for directors that do not meet the notice requirements set forth above and set forth in our Bylaws will not be acted upon at the 2021 annual meeting of shareholders.

Nominations and shareholder proposals, as well as requests for a copy of the Company’s Bylaws (which will be furnished to any shareholder without charge upon written request), should be directed to Tommiette Rey, Corporate Secretary, 1300 Clay Street, Suite 500, Oakland, California 94612.

OTHER MATTERS

We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, the proxy holders named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether you vote by telephone, on the Internet or return your proxy card by mail.

By Order of the Board of Directors

Stephen A. Cortese
Chairman of the Board of Directors

July 1, 2020

A copy of our 2019 Annual Report is being mailed concurrently with this Proxy Statement to all shareholders of record as of June 17, 2020. The 2019 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

ADDITIONAL COPIES OF THE 2019 ANNUAL REPORT WILL BE PROVIDED (WITHOUT EXHIBITS) TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, CALIFORNIA BANCORP, 1300 CLAY STREET, SUITE 500, OAKLAND, CALIFORNIA 94612.

APPENDIX A

CALIFORNIA BANCORP

2017 EQUITY INCENTIVE PLAN

Amended and Restated as of August 6, 2020

1.    Preamble. The Board of Directors of California Bank of Commerce from time to time has adopted, and the shareholders of California Bank of Commerce have approved various long-term incentive compensation programs that have authorized grants of incentive stock options, nonqualified stock options, stock appreciation rights, and restricted stock awards. The Board of Directors of California Bank of Commerce adopted the California Bank of Commerce 2017 Equity Incentive Plan and this was approved by the shareholders of California Bank of Commerce on May 18, 2017. On June 30, 2017, California Bank of Commerce consummated a reorganization (the “Reorganization”) whereby it became the wholly-owned subsidiary of California BanCorp (“BanCorp”) and the shareholders of California Bank of Commerce became shareholders of California BanCorp. As part of the Reorganization, California BanCorp assumed all of the rights and obligations of California Bank of Commerce under the California Bank of Commerce 2017 Equity Incentive Plan and renamed the plan as the California BanCorp 2017 Equity Incentive Plan. The 2017 Plan was subsequently amended and restated on February 28, 2020. In accordance with Section 19(a), the Board of Directors amended and restated the 2017 Plan as set forth herein effective as of August 6, 2020, subject to shareholder approval at the 2020 Annual Meeting of Shareholders.

2.    Purpose. The purpose of this 2017 Plan is to promote the interests of BanCorp and its shareholders by providing current and future directors, officers, key employees, consultants and Advisors with an equity or equity-based interest in BanCorp, so that the interests of such directors, officers, employees, consultants and Advisors will be closely associated with the interests of shareholders by reinforcing the relationship between shareholder gains and compensation. Rights granted pursuant to this 2017 Plan, which include stock options (both Incentive Stock Options and Nonqualified Stock Options), stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards, may also be used to attract, retain and motivate eligible persons.

3.    Eligibility. Current and future directors, officers, key employees, consultants and Advisors of BanCorp and its Subsidiaries (for purposes of this 2017 Plan, all references to BanCorp shall include its Subsidiaries) shall be eligible to participate in this 2017 Plan to the extent determined by the Committee in its sole discretion. Eligible Employees shall be selected by the Committee based upon such factors as the employee’s past and potential contributions to the success, profitability, and growth of BanCorp.

4.    Definitions. If a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between Participant and Bancorp) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Section 4 or elsewhere in this 2017 Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and Bancorp) shall govern and shall supersede the definitions provided in this 2017 Plan with respect to such Participant.

(a)    “Advisor” shall mean any natural person or entity who/which is engaged to render bona fide consulting or advisory services to BanCorp or the Board of Directors, other than a person who provides such services in connection with the offer or sale of securities in a capital-raising transaction.

(b)    “Award” shall mean, individually or collectively, a grant under this 2017 Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, or Other Stock-Based Awards, in each case subject to the terms of this 2017 Plan.

(c)    “Award Agreement” shall mean a written agreement entered into by BanCorp and a Participant setting forth the terms and provisions applicable to an Award granted under this 2017 Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)    “Bank” shall mean California Bank of Commerce.

(e)    “Board of Directors” shall mean the Board of Directors of BanCorp.

(f)    “Change in Control” shall mean the occurrence of any one of the following events:

(1)    any “person” including a “group” as determined in accordance with the Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of BanCorp representing 50 percent or more of the combined voting power of BanCorp’s then outstanding securities;

(2)    the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not BanCorp is the surviving entity in such transaction, other than a merger, consolidation, or reorganization that would result in the persons who are beneficial owners of Bancorp’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least a simple majority of the combined voting power of BanCorp’s voting securities (or the voting securities of the surviving entity in such transaction) outstanding immediately after such merger, consolidation or reorganization or other similar corporate transaction;

(3)    a tender offer or exchange offer is made and consummated for the ownership of securities of BanCorp representing more than 50 percent of the combined voting power of BanCorp’s then outstanding voting securities; or

(4)    BanCorp transfers all or substantially all of its assets to another entity which is not controlled by BanCorp;

provided, however, for purposes of any Award that constitutes payment “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the term Change in Control must, to the extent needed to comply with Code Section 409A, also constitute a change in the ownership or effective control of Bancorp, or a change in the ownership of a substantial portion of the assets of Bancorp, within the meaning of Treasury Regulation § 1.409A-3(i)(5) if required in order to comply with Code Section 409A. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of and Bancorp has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(g)    “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this 2017 Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h)    “Committee” shall mean the committee appointed by the Board of Directors to administer this 2017 Plan in accordance with Section 17.

(i)    “Common Stock” shall mean the Common Stock, no par value, of BanCorp.

(j)    “Director” shall mean a member of the Board of Directors.

(k)    “Disability” shall mean that the Participant is classified as disabled under a long-term disability policy of BanCorp or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Disability of a Participant shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

(l)    “Dividend Equivalents” has the meaning ascribed in Section 5(f).

(m)    “Eligible Employees” shall mean persons treated by BanCorp for payroll and employment tax purposes as common law employees of BanCorp or a Subsidiary and described in Section 3.

(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(o)    “Exercise Price” shall mean the price at which a Share may be purchased by a Participant pursuant to an Option Right.

(p)    “Fair Market Value” shall mean (i) if the Common Stock is listed on any established stock exchange or traded on the Nasdaq Stock Market or other national securities exchange, the closing sales price for such stock (or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; (ii) if the Common Stock is publicly traded but not listed or traded on any of the markets or exchanges described in subsection (i), the Fair Market Value of a Share shall be the average of the closing bid and asked prices on such date as reported in The Wall Street Journal or such other source as the Board deems reliable; (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined by the Board based upon an independent appraisal in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(q)    “Grant Price” shall mean the price established at the time of grant of a Stock Appreciation Right pursuant to Section 9, and used to determine whether there is any payment due upon exercise of the Stock Appreciation Right.

(r)    “Incentive Compensation” means any annual or long-term incentive award or bonus or any Award.

(s)    “Incentive Stock Option” shall mean the right granted to an Eligible Employee to purchase Common Stock under this 2017 Plan, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Code Section 422.

(t)    “Nonqualified Stock Option” shall mean the right granted to an Eligible Employee, Director or Advisor to purchase Common Stock under this 2017 Plan, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Code Section 422.

(u)    “Optionee” shall mean the Eligible Employee, Director or Advisor to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Nonqualified Stock Option.

(v)    “Option Right” shall mean the right to purchase a Share upon exercise of an outstanding Incentive Stock Option or Nonqualified Stock Option.

(w)    “Other Stock-Based Award” means an Award that is not an Option Right, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit, that is granted under Section 12 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

(x)    “Participant” shall mean any Eligible Employee, Director or Advisor to whom an Award is granted and remains outstanding.

(y)    “Restricted Stock Award” shall mean an award of Common Stock to a Director, Eligible Employee or Advisor that is subject to the restrictions and vesting conditions described in Section 10 and subject to tax under Code Section 83.

(z)    “Restricted Stock Unit Award” means an Award described in Section 11 to a Director, Eligible Employee or Advisor reflecting a right to receive a Share (or, at the Committee’s discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions and vesting conditions set forth therein and the Award Agreement.

(aa)    “Section 16 Officer” means any officer of BanCorp whom the Board of Directors has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such person is a Section 16 Officer at the time the determination to recoup compensation is made.

(bb)    “Share” shall mean a share of Common Stock.

(cc)    “Stock Appreciation Right” shall mean the right to receive one or more payments described in Section 9.

(dd)    “Subsidiary” shall mean any corporation in which (at the time of determination) BanCorp owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

(ee)    “Substitute Awards” means Awards granted or Shares issued by BanCorp in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by an entity acquired by BanCorp or with which BanCorp combines.

(ff)    “2017 Plan” shall mean this California BanCorp 2017 Equity Incentive Plan as may be amended from time to time.

5.    Shares Available Under this 2017 Plan.

(a)    The Shares which may be made the subject of Awards granted pursuant to this 2017 Plan may be either (i) Shares of original issue, (ii) treasury Shares, or (iii) a combination of the foregoing.

(b)    Subject to adjustments in accordance with Sections 5(d) and 14 of this 2017 Plan, the maximum number of Shares that may be issued to Participants under this 2017 Plan shall be nine hundred twenty thousand (920,000) Shares.

(c)    From the total Shares available for Awards as described in subparagraph 5(b), and subject to adjustments in accordance with Sections 5(d) and 14 of this 2017 Plan, the maximum number of Shares that may be issued with respect to the exercise of Incentive Stock Options granted under this 2017 Plan shall not exceed an aggregate of nine hundred twenty thousand (920,000) Shares.

(d)    Notwithstanding any other term or provision of this 2017 Plan, if any Shares covered by an Award under this 2017 Plan are forfeited or an Award is settled in cash or otherwise terminated without delivery of Shares or other compensation, then the Shares covered by that Award will again be available for future Awards under this 2017 Plan. However, the full number of Option Rights and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for Award under this 2017 Plan, regardless of the number of Shares actually issued upon settlement of such Option Rights or Stock Appreciation Rights. Furthermore, any Shares withheld to satisfy tax withholding obligations on an Award issued under this 2017 Plan, Shares tendered to pay the exercise price of an Award under this 2017 Plan, and Shares repurchased on the open market with the proceeds of an Option Right exercise will no longer be eligible to be again available for grant under this 2017 Plan. Substitute Awards, including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, BanCorp, as a result of the assumption by BanCorp of, or in substitution for, outstanding awards previously granted by another entity shall not be counted against the Section 5 numerical Share grant limits.

(e)    Except in connection with a corporate transaction involving BanCorp (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), BanCorp may not, without obtaining the consent of BanCorp’s shareholders the holder thereof: (i) amend the terms of outstanding Option Rights or Stock Appreciation Rights to reduce the Exercise Price of such outstanding Option Rights or Grant Price of Stock Appreciation Rights; (ii) cancel outstanding Option Rights or Stock

Appreciation Rights in exchange for Option Rights or Stock Appreciation Rights with an Exercise Price or Grant Price that is less than the Exercise Price or Grant Price of the original Option Rights or Stock Appreciation Rights; or (iii) cancel outstanding Option Rights or Stock Appreciation Rights with an Exercise Price or Grant Price above the Fair Market Value per Share in exchange for cash or other securities.

(f)    Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock, or other property in lieu of dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award while the Shares are subject to restrictions and risk of forfeiture shall be subject to the same restrictions and risk of forfeiture as the underlying Award with respect to which such Dividend Equivalents have been credited.

6.    Grants of Option Rights Generally. The Committee, or the full Board of Directors, may, from time to time and upon such terms and conditions as it may determine, grant or authorize the granting of Option Rights to Directors, Eligible Employees or Advisors. Each such Award may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)    Each Award shall specify whether it is intended as a grant of Incentive Stock Options or Nonqualified Stock Options (and if nothing is specified then the Award shall be a Nonqualified Stock Option).

(b)    Each Award shall specify the number of Shares to which it pertains.

(c)    Each Award of Incentive Stock Options shall specify an Exercise Price not less than 100 percent of the Fair Market Value per Share on the date the Incentive Stock Option is granted.

(d)    Each Award of Nonqualified Stock Options shall specify an Exercise Price not less than 100 percent of the Fair Market Value per Share on the date the Nonqualified Stock Option is granted unless the Committee elects to structure such Option Right with limited exercise dates and in compliance with Code Section 409A.

(e)    Successive Awards may be made to the same Optionee whether or not any Option Rights previously granted to such Optionee remain unexercised.

(f)    Upon exercise of an Option Right, the entire Exercise Price shall be then fully paid (i) in cash, (ii) by the transfer to BanCorp by the Optionee of Shares with an aggregate value equal to the Fair Market Value per Share multiplied by the number of Shares transferred (which transfer method may include without limitation a “net exercise” in which Shares deliverable upon exercise of the Option Right are withheld by the Company, delivery (or attestation) of Shares already owned by the Participant, valued at the Fair Market Value of such Shares on the date of exercise, (iii) by payment under a broker-assisted sale and remittance program acceptable to the Committee, (iv) by delivery of a full recourse promissory note, (v) by any other lawful means of payment acceptable to the Committee, and/or (vi) by a combination of such methods of payment described in (i) through (v) above. The methods provided by clauses (ii) through (vi) are permitted solely to the extent approved by the Committee.

(g)    Each grant of Option Rights shall be evidenced by an Award Agreement executed on behalf of BanCorp by any officer designated by the Committee for this purpose and delivered to and accepted by the Optionee and shall contain such terms and provisions, consistent with this 2017 Plan, as the Committee may approve.

(h)    Except to the extent provided in Section 15, the Board of Directors and/or the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the Exercise Price or the Grant Price of any outstanding Option Right or Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Option Rights or Stock Appreciation Rights previously granted.

7.    Special Rules for Grants of Incentive Stock Options.

(a)    As provided in Section 6(c), the Exercise Price of an Incentive Stock Option shall not be less than 100 percent of the Fair Market Value per Share on the date of the grant of the Incentive Stock Option; provided, however, that, if an Incentive Stock Option is granted to any Eligible Employee who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of BanCorp, or any of its subsidiaries, the Exercise Price per Share shall be not less than 110 percent of the Fair Market Value per Share on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

(b)    Except as otherwise provided in Section 7(a), the period of each Incentive Stock Option by its terms shall be not more than ten years from the date the Incentive Stock Option is granted as specified by the Committee.

(c)    The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable later than ten years following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Committee unless otherwise expressly stated by the Committee.

(d)    Except as provided in Section 15, or as may be provided by the Committee or specified in an Award Agreement, (i) in the event of the Optionee’s termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or Disability, and for a period of one year following a termination due to death or Disability, and (iii) the right to exercise Incentive Stock Options that are not exercisable as of the date of termination shall be forfeited. No Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may be specified in the Award Agreement.

(e)    No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock subject of all Incentive Stock Options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000.

8.    Special Rules for Grants of Nonqualified Stock Options.

(a)    Except as may be provided by the Committee or specified in an Award Agreement, (i) in the event of the Optionee’s termination of employment or service as a Director due to death or Disability, rights to exercise Nonqualified Stock Options that are exercisable as of the date of termination shall remain exercisable for one year following termination, (ii) in the event of the Optionee’s termination of employment or service as a Director is due to any other reason, the rights to exercise Nonqualified Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Nonqualified Stock Options that are not exercisable as of the date of termination shall be forfeited.

(b)    BanCorp shall not create any record or evidence of Common Stock ownership for an Optionee who exercises a Nonqualified Stock Option, unless payment of the required lawful withholding taxes has been made to BanCorp by check, payroll deduction, Shares or other arrangements satisfactory to the Committee.

9.    Stock Appreciation Rights.

(a)    Upon such conditions and limitations it deems advisable, the Committee may authorize the grant of Stock Appreciation Rights with respect to one or more Shares. Upon the valid exercise of a vested Stock Appreciation Right, the holder of such Stock Appreciation Right shall receive a lump sum payment for each applicable Share equal to the excess (if any) of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the Grant Price.

(b)    Upon such conditions and limitations it deems advisable, the Committee also may authorize (i) the surrender of the right to exercise all or a portion of an Option Right granted under this 2017 Plan that is exercisable at the time of surrender, and (ii) the payment in exchange for the surrender of an amount of up to the excess of the Fair Market Value at the time of surrender of the Shares covered by the Option Right, or portion thereof, surrendered over the Exercise Price or Grant Price of such Shares.

10.    Restricted Stock Awards.

(a)    Shares granted pursuant to a Restricted Stock Award issued under this 2017 Plan shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, prior to the satisfaction of such performance, service and/or elapsed time conditions (“Vesting Conditions”) as may be determined by the Committee in its absolute discretion. Except as provided in Section 15, or as maybe provided by the Committee, if the Participant’s service with BanCorp or any of its Subsidiaries terminates prior to the satisfaction of all of the Vesting Conditions for any reason other than death or Disability, the Participant shall, on the date service terminates, forfeit and surrender to BanCorp the number of Shares with respect to which the Vesting Conditions have not been satisfied as of the date service terminates. If Common Stock is forfeited, all dividends or Dividend Equivalents accrued on those Shares prior to the date of forfeiture shall also be forfeited.

(b)    As of each grant of a Restricted Stock Award, the Committee shall establish the Vesting Conditions. The Committee also shall determine the manner in which the Participant’s contingent ownership of the awarded Common Stock shall be recorded until the Vesting Conditions have been satisfied. If the Committee elects to issue certificates or use other records of ownership for the awarded Shares, each certificate or other record of ownership of Common Stock shall bear a legend or other disclosure to reflect the Vesting Conditions until all of the Vesting Conditions are satisfied. As a condition to issuance of Common Stock, the Committee may require the Participant to enter into an agreement providing for the Vesting Conditions and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the Participant may be held by an escrow agent until the Vesting Conditions are satisfied. The Committee also may require a written representation by the Participant that he or she is acquiring the Shares for investment.

(c)    When the Vesting Conditions with respect to Shares held in escrow have been satisfied, a certificate or other record of ownership for such Shares shall be issued or created, free of any escrow; and such certificate or other record shall not bear a legend or other disclosure relating to the Vesting Conditions.

(d)    Each Participant shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Committee regarding the payment to BanCorp of any federal, state or local taxes of any kind required by law to be withheld with respect to any Award or with respect to the lapse of any restrictions on Shares of restricted Common Stock awarded under this 2017 Plan, or the waiver of any forfeiture hereunder, and also shall agree that BanCorp may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such Participant from BanCorp, sell by public or private sale, with ten days’ notice or such longer notice as may be required by applicable law, a sufficient number of Shares so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy at law or in equity. In the event that a Participant under this 2017 Plan shall fail to pay to BanCorp all such federal, state and local taxes, or to make arrangements satisfactory to the Committee regarding the payment of such taxes, the Shares to which such taxes relate shall be forfeited and returned to BanCorp.

(e)    The Committee shall have the authority at any time to accelerate the time at which any or all of the Vesting Conditions or other restrictions set forth in this 2017 Plan with respect to any or all Shares of restricted Common Stock awarded hereunder shall be satisfied or lapse.

(f)    Unless otherwise provided by the Committee, if a Participant dies, or terminates employment or service as a Director with BanCorp because of Disability before the satisfaction of all of the applicable Vesting Conditions, (i) the Vesting Conditions on any Common Stock owned by the Participant shall be considered satisfied on the date of death or on the date that employment or service as a Director terminates because of Disability, provided such date is not less than four years subsequent to the date of the Award, and (ii) if the date of death or Disability is within four years of the date of the awards, the Committee, in its sole discretion, can waive the Vesting Conditions as to any or all of the stock.

11.    Restricted Stock Unit Awards.

(a)    Subject to the terms and provisions of this 2017 Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Eligible Employees, Directors and/or Advisors in such amounts and upon such terms as the Committee shall determine.

(b)    Each Restricted Stock Unit Agreement shall specify the number of Shares to which the Restricted Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 14. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(c)    The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the 2017 Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of BanCorp. Restricted Stock Units represent an unfunded and unsecured obligation of Bancorp, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

(d)    Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Restricted Stock Unit Agreement or a timely completed deferral election, vested Restricted Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all Vesting Conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by Dividend Equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 14.

12.    Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Stock-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. An Other Stock-Based Award may consist of the issuance of “bonus Shares” which are Shares awarded to an Eligible Employee, Director or Advisor without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of BanCorp) or as an incentive to become an employee of BanCorp.

13.    Transferability. No Incentive Stock Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. Incentive Stock Options shall be exercisable during the Optionee’s lifetime only by the Optionee. Other Awards granted pursuant to this 2017 Plan also shall not be subject to assignment, alienation, lien, transfer, sale or exchange, except to the extent provided otherwise by the Committee.

14.    Adjustments. The Committee shall make or provide for such adjustments in the maximum number of Shares specified in Section 5 (and which can be issued under Incentive Stock Option exercises), in the numbers of Shares covered by other rights granted hereunder, and in the prices per Share applicable under all such rights, as the Committee determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of Shares, recapitalization or other change in the capital structure of BanCorp, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

15.    Change in Control. In the event of a Change in Control of BanCorp:

(a)    The Committee shall have the discretion to provide, in any or all Award Agreements, such terms and conditions as it deems appropriate with respect to (i) the vesting of such Award in the event of a Change in Control, or (ii) the assumption of such Award or the exchange therefor of comparable securities under another incentive program in the event of a Change in Control or (iii) the cancellation of Awards either with or without consideration in the event of a Change in Control. In addition, the aforementioned terms and conditions may vary from Award Agreement to Award Agreement as the Committee deems appropriate.

(b)    Whether or not the terms of an outstanding Option Agreement provide for acceleration of vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of any or each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(c)    Whether or not the terms of an outstanding Stock Appreciation Right provide for acceleration of vesting in the event of a Change in Control, or to the extent that an Stock Appreciation Right is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of any or each Stock Appreciation Right for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of the Stock Appreciation Right had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(d)    Notwithstanding anything to the contrary that may be contained elsewhere in this Section 15, the Committee shall have the power and authority, in its sole discretion, to accelerate the vesting of any or all of the Options and Stock Appreciation Rights and/or the lapse of the restrictions on any or all of the Restricted Stock and Restricted Stock Unit Awards if the surviving entity in a Change in Control transaction does not agree to assume the Option Rights and Stock Appreciation Rights outstanding under this Plan, or issue Substitute Awards or Restricted Stock or Restricted Stock Units or new equity incentives for the then outstanding Options, Stock Appreciation Rights or Restricted Stock or Restricted Stock Unit Awards. Additionally, the terms and conditions relating to the vesting of Options and Stock Appreciation Rights and the lapse of restrictions on Restricted Stock and Restricted Stock Unit Awards in the event of the consummation of a Change in Control may vary from Award Agreement to Award Agreement, as the Committee, in its discretion, deems appropriate.

(e)    All outstanding Options and Stock Appreciation Rights and Restricted Stock Unit Awards shall terminate and cease to be exercisable upon the consummation of a Change in Control, except to the extent that, with the consent of BanCorp, the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(f)    If BanCorp enters into a definitive agreement that provides for the consummation of a Change in Control, the Committee shall cause written notice of such proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed Change in Control transaction; provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle any Participant to obtain a delay or postponement in the consummation of the Change in Control transaction.

(g)    Notwithstanding anything to the contrary that may be contained elsewhere in this Section 15 or elsewhere in this Plan, if pursuant to any of the above provisions of this Section 15 above, an acceleration of the vesting of any Options or Stock Appreciation Rights or the lapse of restrictions on any Restricted Stock or Restricted Stock Unit Awards occurs or is deemed to have occurred immediately prior to the consummation of a Change in Control, but the Change in Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting and lapse of restrictions shall be deemed to have not occurred and the vesting schedule for the Options and Stock Appreciation Rights and the schedule or conditions for lapse of restrictions on Restricted Stock and Restricted Stock Unit Awards, as in effect prior to such acceleration, shall be reinstated to the same extent as if no definitive agreement providing for such Change in Control transaction had ever been entered into by BanCorp.

16.    Fractional Shares. The Bank shall not issue any fractional Shares pursuant to this 2017 Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

17.    Administration of this 2017 Plan.

(a)    This 2017 Plan shall be administered by the Committee, which shall consist of at least three members of the Board of Directors each of whom shall satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ Stock Market and (ii) a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act. Members of the Committee and the Chair of the Committee shall be appointed by the Board of Directors and may be replaced at any time by the Board of Directors. At any time deemed necessary or appropriate by the Board of Directors, the full Board of Directors may act as the Committee. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, BanCorp, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, BanCorp, and all other interested persons and shall receive maximum deference to the fullest extent provided by applicable law.

(b)    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this 2017 Plan and any Award Agreement or other agreement or document ancillary to or in connection with this 2017 Plan, to determine eligibility for Awards and to adopt and interpret such rules, regulations, forms, instruments, and guidelines for administering this 2017 Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, (i) selecting Award recipients, (ii) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements and any ancillary document or materials, (iii) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of BanCorp, (iv) construing any ambiguous provision of this 2017 Plan or any Award Agreement, subject to Section 19, adopting modifications and amendments to this 2017 Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which BanCorp, its affiliates, and/or its Subsidiaries operate, and, (vi) making any other determination and taking any other action that it deems necessary or desirable for the administration or operation of this 2017 Plan and/or any Award Agreement.

(c)    To the extent consistent with applicable Code requirements, the Committee may delegate to one or more of its members or to one or more officers of BanCorp, and/or its Subsidiaries and affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any persons to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such persons may have under this 2017 Plan.

(d)    Notwithstanding any other provision of this 2017 Plan, the Committee may impose such conditions on the exercise of any right granted hereunder (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of applicable law, including Section 16 (or any successor rule) of the Exchange Act.

(e)    BanCorp shall have the power and the right to deduct or withhold, or require a Participant to remit to BanCorp, the amounts necessary to satisfy any federal, state, local, domestic or foreign withholding laws or regulations with respect to any taxable event arising as a result of this 2017 Plan.

(f)    With respect to withholding required upon the exercise of Option Rights or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Stock, Award or upon the achievement of performance goals or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having BanCorp withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

18.    Clawback.

If BanCorp is required to prepare a financial restatement due to the material non-compliance of BanCorp with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to BanCorp, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any applicable laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such applicable law, government regulation or stock exchange listing requirement (or any policy adopted by BanCorp pursuant to any such law, government regulation or stock exchange listing requirement).

19.    Amendments, Termination, Etc.

(a)    The Board of Directors and/or the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this 2017 Plan and/or any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by applicable law, regulation, or stock exchange rule. This 2017 Plan, however, shall not be the exclusive means by which the Board of Directors or the Compensation Committee of the Board of Directors may authorize the grant of stock options, restricted stock or other equity, equity-based or incentive compensation. For the avoidance of doubt, if the BanCorp shareholders do not approve this 2017 Plan at the 2020 Annual Meeting of Shareholders, then the 2017 Plan as in effect immediately prior to August 6, 2020 shall remain in full force and effect and shall govern all Awards.

(b)    The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this 2017 Plan. Subject in all cases to the requirements of Section 5(e), in the event of such cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of Shares which had been the subject of the prior agreement) in such manner, at such Exercise Price and subject to the same terms and conditions as, under this 2017 Plan, would have been applicable had the canceled Option Rights not been granted. The cancellation and granting of Option Rights pursuant to this Section 19(b) shall be subject to compliance with Code Section 409A.

(c)    In the case of any Option Right not immediately exercisable in full, the Committee in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Section 7(c) and any applicable restrictions or limitations imposed by Code Section 409A.

(d)    Notwithstanding any other provision of this 2017 Plan to the contrary, (i) this 2017 Plan may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this 2017 Plan after May 17, 2027.

(e)    Notwithstanding any other provision of this 2017 Plan to the contrary (other than Section 19(f)), no termination, amendment, suspension, or modification of this 2017 Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this 2017 Plan, without the written consent of the Participant holding such Award.

(f)    Notwithstanding any other provision of this 2017 Plan to the contrary, the Board of Directors may amend this 2017 Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this 2017 Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this 2017 Plan, a Participant agrees to any amendment made pursuant to this Section 19(f) to any Award granted under this 2017 Plan without further consideration or action.

(g)    The 2017 Plan as well as payments and benefits under the 2017 Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the 2017 Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with BanCorp for purposes of the 2017 Plan and no payment shall be due to the Participant under the 2017 Plan or any Award until the Participant would be considered to have incurred a “separation from service” from BanCorp and its affiliates within the meaning of Section 409A of the Code. Any payments described in the 2017 Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as nonqualified deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the 2017 Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of BanCorp or any of its affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or within 30 days after Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this 2017 Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. BanCorp makes no representation that any or all of the payments or benefits described in this 2017 Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Each Participant shall be solely responsible for the payment of any taxes, interest and penalties incurred under Section 409A.

(h)    In addition to Section 18, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to BanCorp, any affiliate of BanCorp, and/or Subsidiary, violation of any material policies or procedures of BanCorp, the Bank, any affiliate of BanCorp, and/or Subsidiary, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of BanCorp, its affiliates, and/or its Subsidiaries.

(i)    In the event that any one or more of the provisions of this 2017 Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(j)    This 2017 Plan, the granting and exercising of Awards thereunder, and any obligations of BanCorp under This 2017 Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares may be listed. BanCorp, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under this 2017 Plan to permit BanCorp, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. BanCorp shall not be obligated by virtue of any provision of this 2017 Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither BanCorp nor its Directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

(k)    Nothing in this 2017 Plan shall be construed to limit the right of BanCorp to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under this 2017 Plan.

(l)    Nothing in this 2017 Plan shall be construed to: (i) limit, impair, or otherwise affect BanCorp’s or a Subsidiary’s or an affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of BanCorp or a Subsidiary or an affiliate to take any action which such entity deems to be necessary or appropriate.

(m)    The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under this 2017 Plan to prevent BanCorp or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option, in accordance with Treas. Reg. 1.409A-2(b)(7)(i). In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which BanCorp, Subsidiary and/or affiliate of BanCorp anticipates or reasonably should anticipate that, if the payment were made on such date, BanCorp’s, affiliate’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted.

(n)    The Committee may require any person receiving Shares pursuant to an Award under this 2017 Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

(o)    To the extent that this 2017 Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(p)    Participants shall have no right, title, or interest whatsoever in or to any investments that BanCorp, and/or its Subsidiaries, and/or its affiliates may make to aid it in meeting its obligations under this 2017 Plan. Nothing contained in this 2017 Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between BanCorp and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from BanCorp, its Subsidiaries, and/or its affiliates under this 2017 Plan, such right shall be no greater than the right of an unsecured general creditor of BanCorp, a Subsidiary, or an affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of BanCorp, a Subsidiary, or an affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this 2017 Plan.

(q)    Except to the extent inconsistent with the terms of any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(r)    To the extent permitted by applicable law, BanCorp may (i) deliver by email or other electronic means (including posting on a web site maintained by BanCorp or by a third party under contract with BanCorp) all documents relating to this 2017 Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that BanCorp is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable 2017 Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

(s)    Notwithstanding any provision of this 2017 Plan to the contrary, BanCorp, its affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this 2017 Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

(t)    Subject to requirements of California state law, each person who is or shall have been a member of the Board of Directors, or a committee appointed by the Board of Directors, or an officer of BanCorp to whom authority was delegated in accordance with this 2017 Plan, shall be indemnified and held harmless by BanCorp against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this 2017 Plan and against and from any and all amounts paid by him or her in settlement thereof, with BanCorp’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give BanCorp an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under BanCorp’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that BanCorp may have to indemnify them or hold them harmless.

(u)    This 2017 Plan shall be construed and governed in accordance with the laws of the State of California.

(v)    The jurisdiction of any proceeding arising out of, or with respect to, this 2017 Plan shall be in a court of competent jurisdiction in the State of California, and venue shall be in Alameda County, California. Each party shall be subject to the personal jurisdiction of the courts of the State of California.

California BanCorp
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
2020 Annual Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:
01 – Stephen A. Cortese, Chairman
05 – Wayne S. Doiguchi
09 – Steven E. Shelton
02 – Andrew J. Armanino
06 – Donald J. Kintzer
10 – Edmond E. Traille
03 - Kevin J. Cullen
07 – Rochelle G. Klein
04 – Stephen R. Dathe
08 – Frank L. Muller
Mark here to vote FOR all nominees
Mark here to WITHHOLD vote from all nominees
For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.
01 02 03 04 05 06 07 08 09 10
2. Ratification of the Appointment of Independent Public
Accounting Firm. To ratify the appointment of Crowe LLP as our independent public accounting firm for the fiscal year ending December 31, 2020.
For Against Abstain
3. Approval of Amendment and Restatement of 2017 Equity Incentive Plan. To approve an amendment and restatement of our 2017 Equity Incentive Plan that will, among other things, increase the number of shares issuable under the plan by 500,000 shares.
For Against Abstain
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
1UPX 466403
03AEYC

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — California BanCorp
Notice of 2020 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — August 6, 2020 at 10:00 a.m. 1300 Clay Street, Suite 500, Oakland, CA 94612
The undersigned shareholder of California BanCorp (“CALB”) hereby nominates, constitutes and appoints Steven E. Shelton, President & CEO and Thomas A. Sa, Chief Financial/Operating Officer, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of California BanCorp held of record by the undersigned as of June 17, 2020, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of CALB be held at 1300 Clay Street, Suite 500, Oakland, CA 94612 on August 6, 2020 at 10:00 a.m. and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if present, as stated on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER OR, IF NO INSTRUCTIONS ARE GIVEN BY THE SHAREHOLDER, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE LISTED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS (PROPOSAL 1), “FOR” RATIFICATION OF THE BOARD’S SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSAL 2) AND “FOR” APPROVAL OF AMENDMENT AND RESTATEMENT OF 2017 EQUITY INCENTIVE PLAN (PROPOSAL 3).
IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING OR ANY ADJOURNMENTS, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.
(Items to be voted appear on reverse side)